Filed pursuant to Rule 424(b)(5)
Registration No. 333-195689

PROSPECTUS SUPPLEMENT
(to the Prospectus dated May 5, 2014)

5,391,304 SHARES OF CLASS A COMMON STOCK

We are offering 5,391,304 shares of our Class A Common Stock, par value $0.001 per share (“Class A Stock”) pursuant to this prospectus supplement and the accompanying prospectus.  The purchase price for each share of Class A Stock is $0.53 (the “Public Offering Price”).

Our Class A Stock is traded on the NYSE MKT under the symbol “API.”  On May 29, 2014 the last reported sale price of our Class A Stock on the NYSE MKT was $0.6324. As of May 29, 2014, the aggregate market value of our outstanding Class A Stock held by non-affiliates was approximately $17,207,326, based on 31,203,213 shares of outstanding Class A Stock, of which approximately 27,209,561 shares are held by non-affiliates, and a per share price of $0.6324, based on the closing sale price of our Class A Stock on May 29, 2014. As of the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar month period that ends on and includes the date hereof.

Investing in our Class A Stock involves a high degree of risk.  Before buying any shares of our Class A Stock, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

We are offering the shares of our Class A Stock described in this prospectus supplement in an underwritten offering in which B. Riley & Co., LLC (the “Underwriter”) is acting as the sole underwriter. We have entered into an underwriting agreement with the Underwriter with respect to the Class A Stock being offered. Subject to the terms and conditions contained in the underwriting agreement, the Underwriter has agreed to purchase, and we have agreed to sell, 5,391,304 shares of our Class A Stock.

The underwriting fee is equal to the Public Offering Price per share of Class A Stock less the amount paid by the Underwriter to us per share of Class A Stock. The following table shows the per share and total underwriting discounts to be paid to the Underwriter in this offering.

	Per Share	Total
Public Offering Price	$0.530	$2,857,391

Underwriter discounts(1)	$0.037	$200,017

Proceeds, before expenses, to Advanced Photonix, Inc.	$0.493	$2,657,374
(1) We have also agreed to reimburse the Underwriter for up to $20,000 of its out-of-pocket-expenses.

In addition, we have also granted the Underwriter an option to purchase up to an additional 808,696 shares of our Class A Stock at the Public Offering Price, less underwriting discounts payable by us, within 30 days of the date of the underwriting agreement to cover over-allotments, if any.  If the Underwriter exercises its option in full, the total underwriter fees will be $230,020 and our total proceeds, before expenses, will be $3,055,980.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Underwriter is offering the Class A Stock as set forth under “Underwriting.” The Underwriter expects to deliver the Class A Stock in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about June 6, 2014, or such earlier date as the Underwriter and the Company may agree; provided, however, the Company shall not be obligated to sell and the Underwriter shall not be obligated to purchase Class A Stock unless and until the Company shall have received notification that NYSE MKT has approved the Company’s additional listing application to list the Class A Stock issued accordance with the underwriting agreement on NYSE MKT (the “Additional Listing Application”) and provided further, that if NYSE MKT does not approve the Additional Listing Application on or prior to 10:00 A.M. on June 6, 2014, unless the parties otherwise agree, the underwriting agreement will automatically terminate and no shares of Class A Stock will be issued pursuant to this prospectus supplement and the accompanying prospectus.

Sole Underwriter

B. Riley & Co., LLC

The date of this prospectus supplement is May 30, 2014.

TABLE OF CONTENTS

Prospectus Supplement

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (Registration File No. 333-195689) that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell shares of our Class A Stock in one or more offerings up to a total dollar amount of $4,000,000.

This document is in two parts. The first part is the prospectus supplement describes the specific terms of this offering. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document and the documents incorporated herein and therein by reference. We urge you to carefully read all of these documents before buying any of the Class A Stock being offered under this prospectus supplement. This prospectus supplement may add or update information contained in the accompanying prospectus and the documents incorporated by reference therein. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that was filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained, or incorporated herein by reference, in this prospectus supplement and contained, or incorporated therein by reference, in the accompanying prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.  It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and the accompanying prospectus.

We are offering to sell, and are seeking offers to buy, Class A Stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Class A Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Class A Stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any Class A Stock offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We are not making any representation to you regarding the legality of an investment in the Class A Stock by you under applicable law. You should consult with your own legal advisors as to the legal, tax, business, financial and related aspect of a purchase of the Class A Stock.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “our company,” “we,” “our,” and “us” refer to Advanced Photonix, Inc., including its consolidated subsidiaries.

CAUTIONARY STATEMENTS REGARDING
FORWARD-LOOKING STATEMENTS

We believe it is important to communicate our expectations to investors.  However, there may be events in the future that we are not able to accurately predict or that we do not fully control that could cause actual results to differ materially from those expressed or implied.  This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.

Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “goal, “project,” “intend,” “plan,” “strategy,” “seek,” “estimate,” “should,” “may,” “likely,” “potential, “predict”, “future,” “continuing,” “will” and “assume,” and similar references to future periods, but are not the exclusive means of identifying forward-looking statements in this prospectus.   Examples of forward-looking statements include, among others, statements we make regarding:

•	our business and growth strategies;

•	our future results of operations, such as revenue growth and earnings;

•	anticipated trends in our business;

•	our liquidity and ability to finance our development activities and service our outstanding indebtedness;

•	our working capital requirements and availability; and

•	Current or future volatility in the credit markets and future market conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, as noted above, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	our ability to negotiate an extension to our $5 million line of credit with Silicon Valley Bank beyond the current July 31, 2014 maturity date;

•	the adequacy of our cash flow and earnings and other conditions which may affect our ability to service our outstanding indebtedness;

•	the failure to obtain sufficient financing to fund our operations;

•	a possible decrease in the capital spending budgets of our customers or purchases from us;

•	our ability to protect our intellectual property rights and successfully defend any challenges to the validity of our patents, and, when appropriate, protect license required technology;

•	the creditworthiness of our customers and our ability to reserve adequately for credit losses;

•	the possibility of goodwill or intangible asset impairment charges in the future;

•	changes in the industries in which we operate and/or rapid changes in product offerings;

•	strategic actions, including acquisitions and dispositions, and our success in integrating acquired businesses;

•	changes in the price of key materials and disruptions in supply chains for these materials; and

•	Such other factors as discussed throughout the “Risk Factors” section of this prospectus.

All forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the Class A Stock offered by this prospectus supplement. You should read this summary together with the entire prospectus supplement and the accompanying prospectus, including our financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See the Risk Factors section of this prospectus supplement beginning on page S-5 for a discussion of certain risks involved in investing in our Class A Stock.

ABOUT THE COMPANY

We are a leading test and measurement company that packages optoelectronic semiconductors into high-speed optical receivers (“HSOR” products), custom optoelectronic subsystems (“Optosolutions” products) and Terahertz instrumentation (“THz” products), serving a variety of global markets.  Our HSOR transmission products are deployed in the internet infrastructure to enable the high-speed bandwidth necessary to support video and data for your TV, computer, tablet or smart phone anytime and anywhere. Our communication test and measurement products (“Comtest”) are used to develop, manufacture and test optical communication equipment used in the telecom infrastructure. Our Optosolutions products are sold to a number of scientific instrumentation manufacturers for various applications such as metrology, currency validation, flame monitoring, solar panel quality, temperature sensing, particle detection, color sensing, infrared detection and many other applications that can only be done through optical sensing.  Our T-Gauge® systems are used to measure and verify physical properties on-line and in real-time to reduce raw materials  and rework costs in manufacturing processes as well as conduct quality control monitoring.  Our established and growing patented Terahertz technology has allowed us to expand from the laboratory market into the 24/7 industrial process and quality control manufacturing, military/aerospace, and security markets.

We support the customer from the initial concept and design of the semiconductor, hybridization of support electronics, packaging and signal conditioning or processing from prototype through full-scale production and validation testing.  The target markets served by us are Test and Measurement, Military/Aerospace, Telecom Transmission, Medical and Homeland Security.

We were incorporated under the laws of the State of Delaware in June 1988. Our principal executive offices are located at 2925 Boardwalk, Ann Arbor, Michigan 48104, and our telephone number is (734) 864-5600. Our website is www.advancedphotonix.com. Information contained in or accessible through our website does not constitute part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Class A Stock offered by us pursuant to this prospectus supplement	5,391,304 shares of Class A Stock (or 6,200,000 shares of Class A Stock if the Underwriter exercises its over- allotment option in full).

Class A Stock to be outstanding after this offering	36,594,517 shares of Class A Stock (or 37,403,213 shares of Class A Stock if the underwriter exercises its over-allotment option in full).(1)

Over-allotment option	808,696 shares of Class A Stock

Use of proceeds	Reduction of indebtedness. For more information, see “Use of Proceeds” on page S-27.

NYSE MKT symbol	“API”

Risk factors
This investment involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our Class A Stock.

(1) The number of shares of our Class A Stock to be outstanding immediately after the closing of this offering is based on 31,203,213 shares of Class A Stock outstanding as of May 29, 2014 and excludes:

•	2,171,235 shares of Class A Stock issuable upon the exercise of outstanding stock options as of May 29, 2014 at a weighted average exercise price of $1.67 per share;

•	1,462,196 shares of Class A Stock issuable upon the exercise of outstanding warrants as of May 29, 2014 at a weighted average exercise price of $0.73 per share; and

•	220,295 shares of Class A Stock available for future grant under our various equity plans.

RISK FACTORS

An investment in our Class A Stock involves a substantial risk of loss. You should carefully consider these risk factors, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, as modified and superseded pursuant to Rule 412 under the Securities Act before you decide to invest in our Class A Stock. The occurrence of any of the following risks could harm our business. In that case, the trading price of our Class A Stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations. You should also refer to the other information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference, including our financial statements and the notes to those statements and the information set forth under the heading “Cautionary Statements Regarding Forward-Looking Statements.”

Risks Relating to Our Financial Condition and Performance

Our substantial debt obligations could impair our financial flexibility and restrict our business significantly.

We now have, and will continue to have, significant debt obligations, which are summarized in the table below:

	SVB Term Loan Agreement	SVB Revolving Loan Agreement	SVB Ex-Im Revolving Loan Agreement	PFG Loan Agreement	MSF & MEDC Loan Agreements
Interest Rate as of May 29, 2014	7.75%	7.25%	7.25%	11.75%	5.00%
Principal Outstanding at May 29, 2014	$278,000	$1,574,000	$1,605,000	$1,607,000	$655,000
Maturity Date	March 1, 2015	July 31, 2014	July 31, 2014	August 2016	November and December 2014

On January 31, 2012, we entered into a Loan and Security Agreement dated January 31, 2012 with Silicon Valley Bank (“SVB” and such agreement as amended from time to time, the “SVB Loan Agreement”) and a related Loan and Security Agreement (Ex-IM Loan Facility) dated January 31, 2012 with SVB (as amended from time to time, the “SVB Ex-Im Loan Agreement”, and together with the SVB Loan Agreement, the “SVB Loan Agreements”) that provided for a three-year $1 million term loan that expires in March 2015, and a $5 million line of credit with a $3 million export-import facility sublimit that currently expires on July 31, 2014. Subsequent to the execution of the original SVB Loan Agreements, there have been seven amendments that have modified the financial covenants, allowed for the acquisition of substantially all of the operating assets of Silonex, Inc. (“Silonex”), allowed us to enter into the PFG Loan Agreement (as described below), and extended the maturity date of the line of credit from January 2014 to July 31, 2014.

On February 8, 2013, we entered into a $2.5 million secured Loan and Security Agreement with Partners for Growth III, L.P. (“PFG” and such agreement, as amended, the “PFG Loan Agreement”) that is subordinated to the SVB Loan Agreements and expires in August 2016.  As part of the consideration for and as a closing condition to the PFG Loan Agreement, the Company agreed to grant PFG and certain of its affiliates warrants to purchase up to 1,195,000 shares of the Company’s Class A Stock (the “Warrants”) in a private placement pursuant to Section 4(a)(2) of the Securities Act. 995,000 of the shares issuable under the Warrants were granted at an initial strike price equal to $0.50 per share (the “Tier 1 Warrants”), and the remaining 200,000 shares issuable under the Warrants were granted at an initial strike price equal to $1.00 per share (“$1.00 Warrants”).  In the event that the Company achieves at least $32,600,000 in Revenues and $412,000 in EBITDA during the fiscal year ended March 31, 2014, the warrant agreements pursuant to which the Warrants are issued (the “PFG Warrant Agreements”) provide that an aggregate of 100,000 of the Tier 1 Warrants and an aggregate of 100,000 of the $1.00 Warrants will be cancelled (the “Contingent Warrants”).  Based on our unaudited results for the nine months ended December 27, 2013, and our unaudited revenue results for the quarter ended March 31, 2014, the Contingent Warrants will not be cancelled.

The Warrants contain full-ratchet anti-dilution provisions that will result in proportional adjustments to the exercise price and the number of shares issuable under the PFG Warrant Agreements in the event that the Company conducts a stock split, subdivision, stock dividend or combination, or similar transaction. The PFG Warrant Agreements also include a net exercise provision pursuant to which warrant holders will receive the number of shares equal to (x) the product of (A) the number of Warrants exercised multiplied by (B) the difference between (1) the fair market value of a share of Class A Stock (with fair value generally being equal to the highest closing price of the Company’s Class A Stock during the 45 consecutive trading days prior to the date of exercise) and (2) the strike price of the Warrant, (y) divided by the fair market value of a share of Class A Stock.  In addition, in the event the Company is acquired, liquidates, conducts a public offering, or the Warrants expire, each warrant holder will have the right to “put” its Warrants to the Company in exchange for a per share cash payment that varies with the number of shares issuable under each Warrant, but in the aggregate will not exceed $250,000.

In fiscal years 2005 and 2006, we entered into two unsecured loan agreements that are currently held by the Michigan Economic Development Corporation (“MEDC” and such agreement the “MEDC Loan Agreement”) and a MEDC affiliate, the Michigan Strategic Fund (“MSF” and such agreement the “MSF Loan Agreement”) pursuant to which we borrowed an aggregate of amount of $2.2 million. As amended, payments on the approximately $327,000 in principal outstanding under each of the MEDC Loan Agreement and MSF Loan Agreement are deferred until they mature on December 1, 2014 and November 1, 2014, respectively, at which time the entire remaining balance under each loan agreement become due and payable.

The obligations and restrictions under the SVB Loan Agreements, the PFG Loan Agreement, the MEDC Loan Agreement, the MSF Loan Agreement, and our other debt obligations could have important consequences for us, including:

•	limiting our ability to obtain necessary financing in the future; and

•
requiring us to dedicate a substantial portion of our cash flow to payments on our debt obligations, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other corporate requirements or expansion of our business.

If we are unable to meet our debt obligations, we could be forced to restructure or refinance our obligations, to seek additional equity financing or to sell assets, which we may not be able to do on satisfactory terms or at all. As a result, we could default on those obligations and in the event of such default, our lenders could accelerate our debt or take other actions that could restrict our operations.  Please also see the “We will need to amend the SVB Loan Agreements to extend the maturity date of our line of credit” risk factor set forth below.

The foregoing risks would be intensified to the extent we borrow additional money or incur additional debt.

We have previously violated certain covenants under the SVB Loan Agreements and the PFG Loan Agreement.

The SVB Loan Agreements and PFG Loan Agreement, each as amended through December 31, 2013, contained financial covenants that required the Company to maintain a minimum liquidity ratio of 2.25 to 1.00 and a minimum rolling three month adjusted EBITDA, measured monthly of (1) a negative $300,000 for each fiscal month during the period July through October 2013; and (2) $1 for each fiscal month during the period November 2013 through February 2014.

As of December 27, 2013 and January 31, 2014, the Company was not in compliance with then existing adjusted EBITDA covenant of $1 for the three months ended December 27, 2013 and January 31, 2014, respectively, and as of January 31, 2014, the Company was also not in compliance with the then existing minimum liquidity ratio of 2.25 to 1.00.  In addition, the foregoing defaults triggered the cross-default provisions under each of the SVB Loan Agreements and PFG Loan Agreement.  Consequently, under the terms of each agreement, SVB and PFG were both entitled to proceed against the collateral provided as security for the loans issued thereunder upon an event of default subject, in PFG’s case, to any rights that SVB may have in that same collateral.

On February 10, 2014, the Company entered into separate Forbearance Agreements with SVB and PFG pursuant to which and subject to certain exceptions, each of SVB and PFG agreed not to proceed against the collateral securing their respective loans until February 28, 2014.  On March 5, 2014, the Company entered into separate amendment agreements with SVB and PFG where, among other things, (i) SVB agreed to extend the maturity date of the Company’s $5 million line of credit to May 31, 2014; (ii) the trailing three month adjusted EBITDA covenant was reset to a negative $1.2 million for the fiscal month ended February 28, 2014, a negative $800,000 for the fiscal month ended March 31, 2014, a negative $600,000 for the fiscal month ended April 30, 2014 and a positive $1 for the fiscal month ending May 31, 2014; (iii) the existing liquidity ratio covenant was reset to 1.30 to 1.00 as of February 28, 2014, and 2.25 to 1.00 for each month thereafter through May 2014; and (iv) each of SVB and PFG waived the existing defaults.  In addition to the payment of an amendment fee, the Company agreed to pay each of SVB and PFG additional fees of up to $50,000 and $75,000, respectively, no later than May 31, 2014 (the “Tail Fees”).

On April 30, 2014, the Company entered into separate amendment agreements with SVB and PFG where, among other things, (i) SVB agreed to extend the maturity date of the Company’s $5 million line of credit to July 31, 2014; (ii) the trailing three month adjusted EBITDA covenant was reset to a negative $800,000 for the fiscal month ended March 31, 2014, a negative $600,000 for the fiscal month ended April 30, 2014, a negative $250,000 for the fiscal months ending May 31, 2014 and June 30, 2014 and a positive $1 for the fiscal month ending July 31, 2014; and (iii) the existing liquidity ratio covenant was reset to 1.30 to 1.00 as of March 31, 2014 through May 31, 2014, and 2.00 to 1.00 for each month thereafter through July 2014.  In addition to the payment of an amendment fee, the Company agreed to pay each of SVB and PFG their respective Tail Fee and, commencing with the month ended May 31, 2014, an additional fee of $15,000 and $20,000, respectively, for each month that the liquidity ratio is less than 2.00 to 1.00 as of the last day of the month under measurement.

The SVB Tail Fee becomes due and payable upon the earliest to occur of (A) the date the liquidity ratio is greater than 2.00 to 1.00; (B) the date that all amounts outstanding under the SVB Loan Agreements become due; and (C) July 31, 2014 (such date, the “SVB Tail Fee Payment Date”) and the additional $15,000 fee, to the extent incurred, becomes initially payable on the SVB Tail Fee Payment Date and is also payable following each month that the minimum liquidity ratio is not achieved.  The PFG Tail Fee becomes due and payable upon the earliest to occur of the date the liquidity ratio is greater than 2.00 to 1.00 or July 31, 2014 (such date, the “PFG Tail Fee Payment Date”) and the additional $20,000 fee, to the extent incurred, becomes initially payable on the PFG Tail Fee Payment Date and is also payable following each month that the minimum liquidity ratio is not achieved.

As a result of the amendments described above, the Company is now required to maintain (i) a minimum liquidity ratio of 1.30 to 1.00 as of March 31, 2014 through May 31, 2014, and 2.00 to 1.00 for each month thereafter through July 2014; and (ii) a minimum rolling three month adjusted EBITDA, measured monthly of (A) a negative $800,000 for the fiscal month ended March 31, 2014, (B) a negative $600,000 for the fiscal month ended April 30, 2014, (C) a negative $250,000 for the fiscal months ending May 31, 2014 and June 30, 2014 and (D) a positive $1 for the fiscal month ending July 31, 2014.

While we believe we have good relations with SVB and PFG, we can provide no assurance that we will be able to obtain waivers or amendments if future covenant violations occur under the SVB Loan Agreements and/or the PFG Loan Agreement. Failure to obtain such waivers or amendments, if necessary, could materially affect our business, financial condition and results of operations.

We will need to amend the SVB Loan Agreements to extend the maturity date of our line of credit.

As noted above, on April 30, 2014, the Company entered into separate amendment agreements with SVB and PFG where, among other things, SVB agreed to extend the maturity date of the Company’s $5 million line of credit to July 31, 2014.  Consequently, the outstanding balances under our line of credit under the SVB Loan Agreement will become due and payable on July 31, 2014 unless the Company reaches another agreement with SVB to extend the term of the SVB line of credit prior to that date.  There can be no assurance that the Company will be successful in negotiating an extension of the term of the SVB line of credit.  If the term of the SVB line of credit is not extended beyond July 31, 2014, the Company may not have adequate resources available to pay off the outstanding balances thereunder, which as of May 29, 2014 totaled approximately $3,457,000.

In addition to constituting an event of default under the terms of the SVB Loan Agreements, the failure to pay off all outstanding balances under the SVB line of credit when due will also constitute an event of default under the PFG Loan Agreement, which in turn will entitle PFG to proceed against the collateral provided under the provisions of the PFG Loan Agreement, subject to any rights that SVB may have in that same collateral.

We have incurred significant losses in prior periods and may incur losses in the future.

We have incurred significant losses in prior periods. We recorded an unaudited net loss of $3,121,000 for the nine months ended December 27, 2013 and ended the period with an accumulated deficit of $47.3 million. In addition, we recorded net losses of $4.4 million and $2.1 million for the years ended March 31, 2013 and 2012, respectively. There can be no assurance that we will have sufficient revenue growth to offset expenses or to achieve profitability in future periods.

We must continue to increase our revenues in order to become profitable.  We cannot reliably predict when, or if, we will become profitable.  Even if we achieve profitability, we may not be able to sustain it.  If we cannot generate operating income or positive cash flows in the future, we will be unable to meet our working capital requirements.

We may not be able to generate the amount of cash needed to fund our existing indebtedness and future operations.

Our ability either to make payments on or to refinance our indebtedness, or to fund planned capital expenditures and research and development efforts, will depend on our ability to generate cash in the future.  Our ability to generate cash is in part subject to general economic, financial, competitive, regulatory and other factors that are beyond our control, and as such has fluctuated significantly as indicted in the table below:

Net Cash Provided by (used in) Operating Activities
FY 2010	FY 2011	FY 2012	FY 2013	Nine months ended December 27, 2013
$152,000	($473,000)	$130,000	($2,221,000)	($260,000)

Based on our current level of operations, we believe our cash flow from operations, subsequent borrowings, the proceeds from offerings conducted under our shelf registration statement, including this offering, and loan and credit agreement terms will be adequate to meet our future liquidity needs through at least March 31, 2015.  Significant assumptions underlie this belief, including, among other things, that there will be no material adverse developments in our business, liquidity or capital requirements, that we can extend or refinance our indebtedness with SVB, and that we can obtain proceeds from offerings conducted under our shelf registration statement including in connection with this offering.  If any of these assumptions prove to be inaccurate or we are unable to service our indebtedness for any other reason, we may receive a “going concern” opinion from our independent registered public accounting firm when it issues its report in connection with our audited financial statements for the fiscal year ended March 31, 2014, which in turn may both adversely affect the trading price of our Class A Stock and impair our ability to raise additional financing.  In addition, we will be forced to adopt an alternative strategy that may include actions such as:

•	reducing capital expenditures;

•	further reducing research and development efforts;

•	selling assets such as existing product lines or technology developments;

•	restructuring or refinancing our remaining indebtedness; and

•	seeking additional funding.

In light of our historical performance, we cannot assure you that our business will generate sufficient cash flow from operations, or that we will be able to make future borrowings in amounts sufficient to enable us to pay the principal and interest on our current indebtedness or to fund our other liquidity needs.  We may need to refinance all or a portion of our indebtedness on or before maturity.

In addition, if we raise additional funds through additional issuances of equity (including, but not limited to additional offerings conducted under our shelf registration statement) or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, and these newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders. We cannot assure you that additional financing will be available on terms favorable to us, or at all. If, when required, adequate funds are unavailable, or are not available on acceptable terms, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our products, or otherwise respond to competitive pressures could be significantly limited.

Investors purchasing securities issued in this offering will experience dilution and further offerings conducted under our shelf registration statement could result in additional dilution.

If you invest in our Class A Stock, you will experience dilution to the extent of the difference between the Public Offering Price and the net tangible book value per share of our Class A Stock immediately after this offering.  As disclosed under the heading “Dilution” beginning on page S-28 of this prospectus supplement, the pro forma dilution to new investors purchasing Class A Stock in this offering would be $0.390 per share, or $0.382 per share if the Underwriter exercises its option to purchase up to an additional 808,696 shares in full.

As further disclosed under the heading “Dilution” beginning on page S-28 of this prospectus supplement, these dilution calculations are based on 36,594,517 shares of Class A Stock outstanding as of May 29, 2014 (or 37,403,213 shares of Class A Stock if the Underwriter exercises its option to purchase additional shares in full), and excludes, as of that date:

•	2,171,235 shares of Class A Stock issuable upon the exercise of outstanding stock options as of May 29, 2014 at a weighted average exercise price of $1.67 per share;

•	1,462,196 shares of Class A Stock issuable upon the exercise of outstanding warrants as of May 29, 2014 at a weighted average exercise price of $0.73 per share; and

•	220,295 shares of Class A Stock available for future grant under our various equity plans.

There will be further dilution to new investors to the extent that any of these options and/or warrants are exercised, new options or restricted stock are issued under our equity incentive plans, or we issue additional shares of Class A Stock in the future (whether under our shelf registration statement or otherwise) or assume outstanding options in connection with future acquisitions.

We may dispose of or discontinue existing product lines and technology developments, which may adversely impact our future results.

On an ongoing basis, we evaluate our various product offerings and technology developments in order to determine whether any should be discontinued or, to the extent possible, divested. In addition, if we are unable to generate the amount of cash needed to fund our existing indebtedness and future operations, we may be forced to sell one or more of our product lines or technology developments.

We cannot guarantee that we have correctly forecasted, or will correctly forecast in the future, the right product lines and technology developments to dispose or discontinue or that our decision to dispose of or discontinue various investments, products lines and technology developments is prudent if market conditions change. In addition, there are no assurances that the discontinuance of various product lines will reduce our operating expenses or will not cause us to incur material charges associated with such decision. Furthermore, the discontinuance of existing product lines entails various risks, including the risk that we will not be able to find a purchaser for a product line or the purchase price obtained will not be equal to at least the book value of the net assets for the product line. Other risks include managing the expectations of, and maintaining good relations with, our customers who previously purchased products from our disposed or discontinued product lines, which could prevent us from selling other products to them in the future. We may also incur other significant liabilities and costs associated with our disposal or discontinuance of product lines, including employee severance costs and excess facilities costs.

The Company’s cost saving initiatives may not be effective, and the Company’s ability to develop products could be adversely affected by reduced research and development.

To conserve cash and more closely align our spending towards our strategic objectives, we have implemented a number of cost reduction initiatives over the past several years, including a workforce reduction in our administrative, research and development and sales and marketing staffs and a refocusing of our research and development plans.  We cannot assure you that the assumptions underlying our decisions as to which reductions to make as part of these cost reduction initiatives will prove to be correct and, accordingly, we may determine that we have reduced or eliminated resources that are necessary to, or desirable for, our business.  In particular, the reductions that we have made to our research and development staff and research and development expenses could hinder the Company’s ability to update or introduce new products.

Any impairment of goodwill and other intangible assets, could negatively impact our results of operations.

As of December 27, 2013 and March 31, 2013, our consolidated balance sheet included $4.6 million in goodwill. Goodwill represents the excess purchase price over amounts assigned to tangible or identifiable intangible assets acquired and liabilities assumed from our business acquisitions.  Our goodwill is subject to an impairment test on an annual basis and is also tested whenever events and circumstances indicate that goodwill may be impaired. Any goodwill value in excess of fair value as determined in an impairment test must be written off in the period of determination.

Intangible assets (other than goodwill) are generally amortized over the useful life of such assets.  The carrying value of the intangible assets aggregated to $3.1 million as of December 27, 2013.   From time to time, we may acquire, or make an investment in, a business which may require us to record goodwill based on the purchase price and the value of the acquired tangible and intangible assets. We may subsequently experience unforeseen issues with such business which adversely affect the anticipated returns of the business or value of the intangible assets and trigger an evaluation of the recoverability of the recorded goodwill and intangible assets for such business. Future determinations of significant write-offs of goodwill or intangible assets as a result of an impairment test or any accelerated amortization of other intangible assets could have a negative impact on our results of operations.

Risks Relating to Our Business

We are subject to the cyclical nature of the markets in which we compete and any future downturn may reduce demand for our products and revenue.

Many factors beyond our control affect our industry, including consumer confidence in the economy, interest rates, fuel prices and the general availability of credit.  The overall economic climate and changes in Gross National Product growth has a direct impact on our customers and the demand for our products.  We cannot be sure that our business will not be adversely affected as a result of an industry or general economic downturn.

Our customers may reduce capital expenditures and have difficulty satisfying liquidity needs because of continued turbulence in the U.S. and global economies, resulting in reduced sales of our products and harm to our financial condition and results of operations.

In particular, our historical results of operations have been subject to substantial fluctuations, and we may experience substantial period-to-period fluctuations in future results of operations. Any future downturn in the markets in which we compete could significantly reduce the demand for our products and therefore may result in a significant reduction in revenue. It may also increase the volatility of the price of our common stock. Our revenue and results of operations may be materially and adversely affected in the future due to changes in demand from customers or cyclical changes in the markets utilizing our products.

In addition, the telecommunications industry, has, from time to time, experienced, and may again experience, a pronounced downturn. To respond to a downturn, many service providers may slow their capital expenditures, cancel or delay new developments, reduce their workforces and inventories and take a cautious approach to acquiring new equipment and technologies from original equipment manufacturers like us, which would have a negative impact on our business. Weakness in the global economy or a future downturn in the telecommunications industry may cause our results of operations to fluctuate from quarter-to-quarter and year-to-year, harm our business, and may increase the volatility of the price of our common stock.

Customer acceptance of our products is dependent on our ability to meet changing requirements, and any decrease in acceptance could adversely affect our revenue.

Customer acceptance of our products is significantly dependent on our ability to offer products that meet the changing requirements of our customers, including telecommunication, military, medical and industrial corporations, as well as government agencies.  Any decrease in the level of customer acceptance of our products could have a material adverse effect on our business.

Our products must meet exacting specifications, and defects and failures may occur, which may cause customers to return or stop buying our products.

Our customers generally establish demanding specifications for quality, performance and reliability that our products must meet. However, our products are highly complex and may contain defects and failures when they are first introduced or as new versions are released. Our products are also subject to rough environments as they are integrated into our customer products for use by the end customers. If defects and failures occur in our products, we could experience lost revenue, increased costs, including warranty expense and costs associated with customer support, delays in or cancellations or rescheduling of orders or shipments, product returns or discounts, diversion of management resources or damage to our reputation and brand equity, and in some cases consequential damages, any of which would harm our operating results. In addition, delays in our ability to fill product orders as a result of quality control issues may negatively impact our relationship with our customers. We cannot assure you that we will have sufficient resources, including any available insurance, to satisfy any asserted claims.

Rapidly changing standards and regulations could make our products obsolete, which would cause our revenue and results of operations to suffer.

We design our products to conform to our customer’s requirements and our customer’s systems may be subject to  regulations established by governments or industry standards bodies worldwide.  Because certain of our products are designed to conform to current specific industry standards, if competing or new standards emerge that are preferred by our customers, we would have to make significant expenditures to develop new products. If our customers adopt new or competing industry standards with which our products are not compatible, or the industry groups adopt standards or governments issue regulations with which our products are not compatible, our existing products would become less desirable to our customers and our revenue and results of operations would suffer.

The markets for many of our products are characterized by changing technology which could cause obsolescence of our products, and we may incur substantial costs in delivering new products.

The markets for many of our products are characterized by changing technology, new product introductions and product enhancements, and evolving industry standards.  The introduction or enhancement of products embodying new technology or the emergence of new industry standards could render existing products obsolete, and result in a write down to the value of our inventory, or result in shortened product life cycles.  Accordingly, our ability to compete is in part dependent on our ability to continually offer enhanced and improved products.

The success of our new product offerings will depend upon several factors, including our ability to:

•	accurately anticipate customer needs;

•	innovate and develop new technologies and applications;

•	successfully commercialize new technologies in a timely manner;

•	price our products competitively and manufacture and deliver our products in sufficient volumes and on time; and

•	differentiate our offerings from our competitors' offerings.

Some of our products are used by our customers to develop, test and manufacture their products. We therefore must anticipate industry trends and develop products in advance of the commercialization of our customers’ products. In developing any new product, we may be required to make a substantial investment before we can determine the commercial viability of the new product. If we fail to accurately foresee our customers’ needs and future activities, we may invest heavily in research and development of products that do not lead to significant revenues.

If any of our products are found to have, or are suspected to have, security vulnerabilities, we could incur significant costs and irreparable damage to our reputation.

If any of our products are found to have significant security vulnerabilities, then we may need to dedicate engineering and other resources to eliminating such vulnerabilities and to repairing or replacing products already sold or licensed to our customers. In addition, our customers and potential customers could perceive our products as unreliable, making it more difficult for us to sell our products.

Our inability to find new customers or retain existing customers could have a material adverse effect on our business.

Customers normally purchase our products and incorporate them into products that they, in turn, sell in their own markets on an ongoing basis. As a result, our sales are dependent upon the success of our customers' products and our future performance is dependent upon our success in finding new customers and receiving new orders from existing customers.

In several of our markets, quality and/or reliability of our products are a major concern for our customers, not only upon the initial manufacture of the product, but for the life of the product.  Many of our products are used in remote locations for higher value assembly, making servicing of our products unfeasible.  Any failure of the quality and/or reliability of our products could have an adverse effect on our business.

If our customers do not qualify our products or if their customers do not qualify their products, our results of operations may suffer.

Most of our customers do not purchase our products prior to qualification of our products and satisfactory completion of factory audits and vendor evaluation. Our existing products, as well as each new product, must pass through varying levels of qualification with our customers. In addition, because of the rapid technological changes in our market, a customer may cancel or modify a design project before we begin large-scale manufacturing and receive revenues from the customer. It is unlikely that we would be able to recover the expenses for cancelled or unutilized custom design projects. It is difficult to predict with any certainty whether our customers will delay or terminate product qualification or the frequency with which customers will cancel or modify their projects. Any such delay, cancellation or modification could have a negative effect on our results of operations.

In addition, once a customer qualifies a particular supplier’s product or component, these potential customers design the product into their system, which is known as a design-in win. Suppliers whose products or components are not designed in are unlikely to make sales to that customer until at least the adoption of a future redesigned system. Even then, many customers may be reluctant to incorporate entirely new products into their new systems, as doing so could involve significant additional redesign efforts and increased costs. If we fail to achieve design-in wins in our potential customers’ qualification processes, we will likely lose the opportunity for significant sales to those customers for a lengthy period of time.

If the end user customers that purchase systems from our customers fail to qualify or delay qualifications of any products sold by our customers that contain our products, our business could be harmed. The qualification and field testing of our customers’ systems by end user customers is long and unpredictable. This process is not under our control or that of our customers; and, as a result, the timing of our sales is unpredictable. Any unanticipated delay in qualification of one of our customers’ products could result in the delay or cancellation of orders from our customers for products included in their equipment, which could harm our results of operations.

Our sales to overseas markets expose us to additional, unpredictable risks which could have a material adverse effect on our businessand expose us to liability under the Foreign Corrupt Practices Act.

A portion of our sales are being derived from overseas markets. These international sales are primarily focused in Asia, Europe and the Middle East. These operations are subject to unpredictable risks that are inherent in operating in foreign countries and which could have a material adverse effect on our business, including the following:

•	foreign countries could change regulations or impose currency restrictions and other restraints;

•	changes in foreign currency exchange rates and hyperinflation or deflation in the foreign countries in which we operate;

•	exchange controls;

•	some countries impose burdensome tariffs and quotas;

•	political changes and economic crises may lead to changes in the business environment in which we operate;

•	international conflict, including terrorist acts, could significantly impact our financial condition and results of operations; and

•	economic downturns, political instability and war or civil disturbances may disrupt distribution logistics or limit sales in individual markets.

In addition, we utilize third-party distributors to act as our representative for the geographic region that they have been assigned as well as value added resellers that have territorial restrictions. Sales through these channels represent approximately 9% of total revenue for the nine months ended December 27, 2013.  Significant terms and conditions of distributor agreements include FOB source, net 30 days payment terms, with no return or exchange rights, and no price protection. Since the product title transfers to the distributor at the time of shipment, the products are not considered inventory on consignment. Our success is dependent on these distributors finding new customers and receiving new orders from existing customers.

We are subject to the Foreign Corrupt Practice Act (“FCPA”) and other laws that prohibit improper payments to foreign governments and their officials for the purpose of obtaining or retaining business. Our activities in our overseas markets create the risk of unauthorized payments or offers of payments by one of our employees, consultants, sales agents or distributors, because these parties are not always subject to our control. While it is our policy to implement safeguards to discourage these practices, our existing safeguards and any future improvements may prove to be less than effective, and our employees, consultants, sales agents or distributors may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, certain governmental authorities may seek to hold us liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Customer demand is difficult to accurately forecast and, as a result, we may be unable to optimally match production with customer demand, which could adversely affect our business and financial results.

We make planning and spending decisions, including determining the levels of business that we will seek and accept, production schedules, and inventory levels, component procurement commitments, personnel needs and other resource requirements, based on our estimates of customer requirements. The short-term nature of commitments by many of our customers and the possibility of unexpected changes in demand for their products reduce our ability to accurately estimate future customer requirements. On occasion, customers may require rapid increases in production, which can strain our resources, cause our manufacturing to be negatively impacted by materials shortages, necessitate higher or more restrictive procurement commitments, increase our manufacturing yield loss and scrapping of excess materials, and reduce our gross margin. We may not have sufficient capacity at any given time to meet the volume demands of our customers, or one or more of our suppliers may not have sufficient capacity at any given time to meet our volume demands. Conversely, a downturn in the markets in which our customers compete can cause, and in the past have caused, our customers to significantly reduce or delay the amount of products ordered from us or to cancel existing orders, leading to lower utilization of our facilities. Because many of our costs and operating expenses are relatively fixed, reduction in customer demand due to market downturns or other reasons would have a material adverse effect on our gross margin, operating income and cash flow.

Customer orders and forecasts are subject to cancellation or modification at any time which could result in higher manufacturing costs.

Our sales are made primarily pursuant to standard purchase orders for delivery of products. However, by industry practice, orders may be canceled or modified at any time. When a customer cancels an order, they are responsible for all finished goods, all costs, direct and indirect, incurred by us, as well as a reasonable allowance for anticipated profits. No assurance can be given that we will receive these amounts after cancellation. Furthermore, uncertainty in customer forecasts of their demands and other factors may lead to delays and disruptions in manufacturing, which could result in delays in product shipments to customers and could adversely affect our business.

Fluctuations and changes in our customers’ demand are common in our industry. Such fluctuations, as well as quality control problems experienced in our manufacturing operations may cause us to experience delays and disruptions in our manufacturing process and overall operations and reduce our output capacity. As a result, product shipments could be delayed beyond the shipment schedules requested by our customers or could be cancelled, which would negatively affect our sales, operating income, strategic position at customers, market share and reputation. In addition, disruptions, delays or cancellations could cause inefficient production which in turn could result in higher manufacturing costs, lower yields and potential excess and obsolete inventory or manufacturing equipment. In the past, we have experienced such delays, disruptions and cancellations.

We depend upon an outside contract manufacturer for a portion of the manufacturing process for some of our products. Our operations and revenue related to these products could be adversely affected if we encounter problems with this contract manufacturer.

Many of our products are manufactured internally.  However we also rely upon a contract manufacturer in China to produce the finished portion of some of our optoelectronic components. Our reliance on a contract manufacturer for these products makes us vulnerable to possible capacity constraints and reduced control over delivery schedules, manufacturing yields, manufacturing quality/controls and costs. If the contract manufacturer for our products were unable or unwilling to manufacture our products in required volumes and at high quality levels or to continue our existing supply arrangement, we would have to identify, qualify and select an acceptable alternative contract manufacturer or move these manufacturing operations to our internal manufacturing facilities. An alternative contract manufacturer may not be available to us when needed or may not be in a position to satisfy our quality or production requirements on commercially reasonable terms, including price. Any significant interruption in manufacturing our products would require us to reduce our supply products to our customers, which in turn would reduce our revenue, harm our relationships with the customers of these products and cause us to forego potential revenue opportunities.

We depend on key in-house manufacturing capabilities and a loss of these capabilities could have an adverse effect on our existing operations and new business growth.

We depend on key in-house manufacturing equipment and assembly processes.  We believe that these key manufacturing and assembly processes give us the flexibility and responsiveness to meet our customer delivery schedule and performance specification with a custom product.  This value proposition is an important component of our offering to our customers.  A loss of these capabilities could have an adverse effect on our existing operations and new business growth.

Changes in the spending priorities of the federal government can materially adversely affect our business.

For the first nine months of fiscal 2014, approximately 15% of our sales were related to products and services purchased by the federal government directly or indirectly. Our business relies upon continued federal government expenditures on defense, intelligence, homeland security, aerospace and other programs that we support.  For fiscal 2013, our sales to federal government contractors totaled 25% of sales. In addition, foreign military sales are affected by U.S. government regulations, regulations by purchasing foreign governments and political uncertainties in the U.S. and abroad.  There can be no assurance that the federal government budget (including defense and military) will continue to grow or that sales of defense related items to foreign governments will continue at present levels. The terms of defense contracts with the U.S. government generally permit the government to terminate such contracts, with or without cause, at any time. Any unexpected termination of a significant U.S. government contract with a military contractor to which we sell our products could have a material adverse effect on our business.

We face intense competition which could negatively impact our results of operations and market share.

We compete with a range of companies in our target markets, some of which have greater financial and marketing resources, and greater manufacturing capacity, as well as better-established relationships with customers, than we do. Because we specialize in custom high performance devices requiring a high degree of engineering expertise to meet the requirements of specific applications, we generally do not compete to any significant degree with other large United States, European or Pacific Rim high volume manufacturers of standard “off the shelf” optoelectronic components.  We cannot assure you that we will be able to compete successfully in our markets against these or any future competitors.

We also face competition from some of our customers who evaluate our capabilities against the merits of manufacturing products internally. Due to the fact that such customers are not seeking to make a profit directly from the manufacture of these products, they may have the ability to manufacture competitive products at a lower cost than we would charge such customers. As a result, these customers may purchase less of our products and there would be additional pressure to lower our selling prices which, accordingly, would negatively impact our revenue and gross margin.

Intense competition in our markets could result in aggressive business tactics by our competitors, including aggressively pricing their products or selling older inventory at a discount. If our current or future competitors utilize aggressive business tactics, including those described above, demand for our products could decline, we could experience delays or cancellations of customer orders, or we could be required to reduce our sales prices.

Acquisition and alliance activities by our competitors could disrupt our ongoing business.

From time to time, our competitors acquire or enter into exclusive arrangements with companies with whom we do business or may do business in the future. Reductions in the number of partners with whom we may do business in a particular context may reduce our ability to enter into critical alliances on attractive terms or at all, and the termination of an existing alliance by a business partner may disrupt our operations.

Decreases in average selling prices of our products may increase operating losses and net losses, particularly if we are not able to reduce our expenses commensurately.

The market for optical components and subsystems continues to be characterized by declining average selling prices resulting from factors such as increased price competition among optical component and subsystem manufacturers, excess capacity, the introduction of new products and increased unit volumes as manufacturers continue to deploy network and storage systems. In the last two years, we have observed a significant decline of average selling prices, primarily in the telecommunications market. We anticipate that average selling prices will continue to decrease in the future in response to product introductions by our competitors or us, or in response to other factors, including price pressures from significant customers. In order to sustain profitable operations, we must, therefore, reduce the cost of our current designs or continue to develop and introduce new products on a timely basis that incorporate features that can be sold at higher average selling prices. Failure to do so could cause our sales to decline and operating losses to increase.

Our cost reduction efforts may not keep pace with competitive pricing pressures. To remain competitive, we must continually reduce the cost of manufacturing our products through design and engineering changes. We may not be successful in redesigning our products or delivering our products to market in a timely manner. We cannot assure you that any redesign will result in sufficient cost reductions enabling us to reduce the price of our products to remain competitive or positively contribute to operating results.

Shifts in our product mix may result in declines in gross profit.

Our gross profit margins vary among our product platforms, and are generally highest on our Terahertz products. Our overall gross profit has fluctuated from period to period as a result of shifts in product mix, the introduction of new products, decreases in average selling prices for older products and our ability to reduce product costs, and these fluctuations are expected to continue in the future. If our customers decide to buy more of our products with low gross profit margins and fewer of our products with high gross profit margins, our total gross profits could be adversely affected.

Environmental regulations could increase operating costs and additional capital expenditures and delay or interrupt operations.

The photonics industry, as well as the semiconductor industry in general, is subject to governmental regulations for the protection of the environment, including those relating to air and water quality, solid and hazardous waste handling, and the promotion of occupational safety. Various federal, state and local laws and regulations require that we maintain certain environmental permits. While we believe that we have obtained all necessary environmental permits required to conduct our manufacturing processes. If we were found to be in violation of these laws, we could be subject to governmental fines and liability for damages resulting from such violations.

Changes in the aforementioned laws and regulations or the enactment of new laws, regulations or policies could require increases in operating costs and additional capital expenditures and could possibly entail delays or interruptions of operations.

If we have insufficient proprietary rights or if we fail to protect those we have, our business would be materially harmed.

Our success and ability to compete is dependent in part on our proprietary technology. We rely on a combination of patent, copyright, trademark and trade secret laws, as well as confidentiality agreements and internal procedures, to establish and protect our proprietary rights. For example, we utilize proprietary design rules and processing steps in, among other things, the development and fabrication of our PIN photodiodes, APD photodiodes and our THz systems and sensors. In addition, our products rely upon over 203 patents or patents pending. There can be no assurance that any issued patents will provide us with significant competitive advantages, or that challenges will not be instituted against the validity or enforceability of any patent utilized by us, or, if instituted, that such challenges will not be successful. The cost of litigation to uphold the validity and to prevent the infringement of a patent could be substantial and could have a material adverse effect on our operating results. Furthermore, there can be no assurance that our technology, which we are constantly developing, will not infringe on patents or rights owned by others, licenses to which might not be available to us. While we have conducted limited due diligence and have conferred with experts with respect to, among other things, our proprietary materials which we incorporate into our PIN photodiodes, APD photodiodes and our THz systems and sensors, there can be no assurance that we have not overlooked or misinterpreted the status of the proprietary rights and intellectual property of others with respect to these products.

The steps we have taken to protect our intellectual property may not adequately prevent misappropriation or ensure that others will not develop competitive technologies or products. Other companies may be investigating or developing other technologies that are similar to our own. It is possible that patents may not be issued from any of our pending applications or those we may file in the future and, if patents are issued, the claims allowed may not be sufficiently broad to deter or prohibit others from making, using or selling products that are similar to ours. We do not own patents in every country in which we sell or distribute our products, and thus others may be able to offer identical products in countries where we do not have intellectual property protection. In addition, the laws of some territories in which our products are or may be developed, manufactured or sold, including Europe, Asia-Pacific or Latin America, may not protect our products and intellectual property rights to the same extent as the laws of the United States.

In some cases, we may rely on trade secrets to protect our innovations. There can be no assurance that trade secrets will be established, that secrecy obligations will be honored or that others will not independently develop similar or superior technology. To the extent that consultants, key employees or other third parties apply technological information independently developed by them or by others to our projects, disputes might arise as to the proprietary rights to such information which may not be resolved in our favor.

Pursuing infringers of our intellectual property rights can be difficult and costly.

Policing unauthorized use of our technology is difficult and we cannot be certain that the steps we have taken will prevent the misappropriation, unauthorized use or other infringement of our intellectual property rights. Pursuing infringers of our proprietary rights could result in significant litigation costs, and any failure to pursue infringers could result in our competitors utilizing our technology and offering similar products, potentially resulting in loss of a competitive advantage and decreased sales.

Despite our efforts to protect our proprietary rights, existing patent, copyright, trademark and trade secret laws afford only limited protection. Further, we may not be able to effectively protect our intellectual property rights from misappropriation or other infringement in foreign countries where we have not applied for patent protections, and where effective patent, trademark, trade secret and other intellectual property laws may be unavailable, or may not protect our proprietary rights as fully as U.S. law.  We seek to secure, to the extent possible, comparable intellectual property protections in China and other areas in which we operate. Moreover, the level of protection afforded by patent and other laws in countries such as China may not be comparable to that afforded in the U.S.

Protecting our intellectual property is difficult especially after our employees or our third-party contractors end their employment or engagement. We may have employees leave us and go to work for competitors. Attempts may be made to copy or reverse-engineer aspects of our products or to obtain and use information that we regard as proprietary. Accordingly, we may not be able to prevent misappropriation of our technology or prevent others from developing similar technology.

We may be involved in intellectual property disputes in the future, which could divert management’s attention, cause us to incur significant costs and prevent us from selling or using the challenged technology.

Participants in the markets in which we sell our products have experienced litigation regarding patent and other intellectual property rights. Numerous patents in these industries are held by others, including our competitors. In addition, third parties may claim that we, or our products, operations or any products or technology we obtain from other parties are infringing their intellectual property rights; and we may be unaware of intellectual property rights of others that may cover some of our assets, technology and products.

Regardless of their merit, responding to such claims can be time consuming, divert management’s attention and resources and may cause us to incur significant expenses. While we believe that our products do not infringe in any material respect upon the intellectual property rights of other parties and/or believe that a meritorious defense would exist with respect to any assertions to the contrary, we cannot be certain that our products would not be found to infringe upon the rights of others. Intellectual property claims against us could invalidate our proprietary rights and force us to do one or more of the following:

•	obtain from a third party claiming infringement a license to sell or use the relevant technology, which may not be available on reasonable terms, or at all;

•	stop manufacturing, selling, incorporating or using our products that use the challenged intellectual property;

•	pay substantial monetary damages; or

•	expend significant resources to redesign the products that use the technology and to develop non-infringing technology.

Any of these actions could result in a substantial reduction in our revenue and could result in losses over an extended period of time.

If we fail to obtain the right to use the intellectual property rights of others which are necessary to operate our business, and to protect their intellectual property, our business and results of operations will be adversely affected.

In the past, we have licensed certain Terahertz technology for use in our products.  In the future, we may choose, or be required, to license technology or intellectual property from third parties in connection with the development of our products. We cannot assure you that third-party licenses will be available to us on commercially reasonable terms, if at all. Our competitors may be able to obtain licenses, or cross-license their technology, on better terms than we can, which could put us at a competitive disadvantage. Also, we typically enter into confidentiality agreements with such third parties in which we agree to protect and maintain their proprietary and confidential information, including requiring our employees to enter into agreements protecting such information. There can be no assurance that the confidentiality agreements will not be breached by any of our employees or that such third parties will not make claims that their proprietary information has been disclosed.

We face strong competition for skilled workers which could result in our inability to attract and retain necessary personnel.

Our success depends in large part on our ability to attract and retain highly qualified scientific, technical, management, and marketing personnel.  Competition for such personnel is intense and there can be no assurance that we will be able to attract and retain the personnel necessary for the development and operation of our business.

We may not be able to successfully integrate future acquisitions, which could result in our not achieving the expected benefits of the acquisition, the disruption of our business and an increase in our costs.

Our ability to continue to grow may depend upon identifying and successfully acquiring attractive companies, effectively integrating these companies, achieving cost efficiencies and managing these businesses as part of our company.

We may not be able to effectively integrate the acquired companies and successfully implement appropriate operational, financial and management systems and controls to achieve the benefits expected to result from these acquisitions. Our efforts to integrate these businesses could be affected by a number of factors beyond our control, such as regulatory developments, general economic conditions and increased competition. In addition, the process of integrating these businesses could cause the interruption of, or loss of momentum in, the activities of our existing business. The diversion of management’s attention and any delays or difficulties encountered in connection with the integration of these businesses could negatively impact our business and results of operations. Further, the benefits that we anticipate from these acquisitions may not develop.

Future acquisitions could require us to issue additional indebtedness or equity.

If we were to undertake a substantial acquisition for cash, the acquisition would likely need to be financed in part through bank borrowings or the issuance of public or private debt. This acquisition financing would likely increase our ratio of debt to equity and adversely affect other leverage criteria. Under our existing SVB Loan Agreement and PFG Loan Agreement, we are required to obtain consent prior to incurring additional indebtedness beyond a certain dollar amount.   We cannot assure you that the necessary acquisition financing would be available to us on acceptable terms if and when required. If we were to undertake an acquisition for equity, the acquisition may have a dilutive effect on the interests of the holders of our Common Stock.

We may be liable for damages based on product liability claims relating to defects in our products which might be brought against us directly, or against our customers in their end-use markets.  Such claims could result in a loss of customers in addition to substantial liability in damages.

Our products are complex and undergo quality testing as well as formal qualification, both by our customers and by us. However, defects may occur from time to time. Our customers’ testing procedures are limited to evaluating our products under likely and foreseeable failure scenarios and over varying amounts of time. For various reasons, such as the occurrence of performance problems that are unforeseeable in testing or that are detected only when products age or are operated under peak stress conditions, our products may fail to perform as expected long after customer acceptance. Failures could result from faulty components or design, problems in manufacturing or other unforeseen reasons. As a result, we could incur significant costs to repair or replace defective products under warranty, particularly when such failures occur in installed systems.  In addition, we may in certain circumstances honor warranty claims after the warranty has expired or for problems not covered by warranty in order to maintain customer relationships. Any significant product failure could result in lost future sales of the affected product and other products, as well as customer relations problems, litigation and damage to our reputation.

In addition, our products are typically embedded in, or deployed in conjunction with, our customers’ products, which incorporate a variety of components, modules and subsystems and may be expected to interoperate with modules produced by third parties. As a result, not all defects are immediately detectable, and, when problems occur, it may be difficult to identify the source of the problem. These problems may cause us to incur significant damages or warranty and repair costs, divert the attention of our engineering personnel from our product development efforts and cause significant customer relations problems or loss of customers, all of which would harm our business.

Furthermore, many of our products may provide critical performance attributes to our customers’ products that will be sold to end users who could potentially bring product liability suits in which we could be named as a defendant. The sale of these products involves the risk of product liability claims. If a person were to bring a product liability suit against one of our customers, this customer may attempt to seek contribution from us. A person may also bring a product liability claim directly against us. A successful product liability claim or series of claims against us in excess of our insurance coverage for payments, for which we are not otherwise indemnified, could have a material adverse effect on our financial condition or results of operations. We have acquired product liability coverage of up to $2 million.

Our current and planned systems, procedures and controls may not be adequate to support our future operations.

The laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the rules adopted or proposed by the SEC, will result in increased costs to us as we evaluate the implications of any new rules and respond to their requirements. New rules could make it more difficult or more costly for us to comply with regulatory requirements, including our reporting obligations under the Securities Exchange Act of 1934 (the “Exchange Act”), and obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  We cannot predict or estimate the amount of the additional costs we may incur or the timing of such costs to comply with any new rules and regulations, or if compliance can be achieved.

Additionally, in August 2012 the SEC adopted the conflict mineral rules under Section 1502 of the Dodd-Frank Act. The conflict mineral rules require issuers that manufacture products that contain certain minerals and metals (tantalum, tin, gold or tungsten), known as conflict minerals, to perform due diligence and to report annually to the SEC whether such minerals originated in the Democratic Republic of Congo or an adjoining country. The implementation of these new requirements could adversely affect the sourcing, availability and pricing of minerals we use in the manufacture of our products. In addition, we have incurred and will incur additional costs to comply with the disclosure requirements, including costs related to determining the source of any of the relevant minerals used in our products. We are currently completing the results of our conflict mineral due diligence process undertaken for the 2014 fiscal year, and intend to file a report, as required by the SEC, by June 2, 2014.

We are increasingly dependent on information technology systems and infrastructure.

We rely to a large extent on sophisticated information technology systems and infrastructure. The size and complexity of these systems make them potentially vulnerable to breakdown, malicious intrusion, and random attack. Likewise, confidentiality or data privacy breaches by employees or others with permitted access to our systems may pose a risk that trade secrets, personal information, or other sensitive data may be exposed to unauthorized persons or to the public. While we have invested in the protection of data and information technology, there can be no assurance that our efforts will prevent breakdowns or breaches in our systems that could adversely affect our business.

We may be unable to utilize our net operating loss carryforwards to reduce our income taxes, which could adversely affect our future financial results.

As of March 31, 2013, we had net operating loss, or NOL, carryforwards for U.S. federal and state tax purposes of $23.1 million and $5.5 million, respectively. As these net operating losses have not been utilized, a portion has begun to expire in the current year. The utilization of the NOL and tax credit carryforwards are subject to a substantial limitation imposed by Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, and similar state provisions. We recorded deferred tax assets, net of valuation allowance, for the NOL carryforwards currently available after considering any existing Section 382 limitation. If we incur an additional limitation under Section 382, then the NOL carryforwards, as disclosed, could be reduced by the impact of any future limitation that would result in existing NOL carryforwards and tax credit carryforwards expiring unutilized.

Risks Relating to Our Class A Common Stock

Our share price has been volatile in the past and may decline in the future.

Our Class A  Stock has experienced significant market price and volume fluctuations in the past and may experience significant market price and volume fluctuations in the future in response to factors such as the following, some of which are beyond our control:

•	quarterly variations in our operating results;

•	operating results that vary from the expectations of securities analysts and investors;

•	changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

•	announcements of technological innovations or new products by us or our competitors;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	changes in the status of our intellectual property rights;

•	announcements by third parties of significant claims or proceedings against us;

•	additions or departures of key personnel;

•	future sales of our Class A Stock or securities exercisable or convertible into shares of Class A Stock;

•	stock market price and volume fluctuations; and

•	general economic conditions.

Stock markets often experience extreme price and volume fluctuations. Market fluctuations, as well as general political and economic conditions, such as a recession or interest rate or currency rate fluctuations or political events or hostilities in or surrounding the United States, could adversely affect the market price of our Class A  Stock .

In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management's attention and resources both of which could have a material adverse effect on our business and results of operations.

A limited public trading market may cause volatility in the price of our Class A Stock .

The quotation of our Class A Stock  on the NYSE MKT does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our Class A Stock is thus subject to this volatility. In particular, although over 31 million shares of the Company’s Class A Stock are outstanding, the average daily trading volume over the 12 month period ended March 31, 2014 was approximately 78,000, or less than 0.3% of the number of shares outstanding.  Consequently, sales of substantial amounts of Class A Stock , or the perception that such sales might occur, could adversely affect prevailing market prices of our Class A Stock  and our stock price may decline substantially in a short time and our stockholders could suffer losses or be unable to liquidate their holdings.

Future sales of our Class A Stock  in the public market could lower our stock price, and conversion of our warrants or stock options and any additional capital raised by us may dilute your ownership.

We may sell additional shares of Class A Stock in the future. In addition, holders of warrants or stock options may exercise their warrants or stock options to purchase shares of our Class A Stock. We cannot predict the size of future issuances of our Class A Stock or the effect, if any, that future issuances and sales of shares of our Class A Stock will have on the market price of our Class A Stock. Sales of substantial amounts of our Class A Stock, including shares issued in connection with the exercise of the warrants or stock options, or the perception that such sales could occur, may adversely affect prevailing market prices for our Class A Stock.

Shares eligible for public sale in the future could decrease the price of our Class A Stock and reduce our future ability to raise capital.

Future sales of substantial amounts of our Class A Stock in the public market could decrease the prevailing market price of our Class A Stock, which would have an adverse effect on our ability to raise equity capital in the future.

Our issuance of Preferred Stock could adversely affect holders of Class A Stock.

Our board of directors (the “Board”) is authorized to issue series of Preferred Stock without any action on the part of our holders of Class A Stock. Our Board also has the power, without stockholder approval, to set the terms of any such series of Preferred Stock that may be issued, including voting rights, dividend rights, and preferences over the Class A Stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue Preferred Stock in the future that has preference over the Class A Stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue Preferred Stock with voting rights that dilute the voting power of the Class A Stock, the rights of holders of the Class A Stock or the price of the Class A Stock could be adversely affected.

We do not intend to pay dividends and are precluded from doing so while our SVB and PFG Loan Agreements are outstanding.

We have never declared or paid any cash dividends on our Common Stock and we are currently precluded from doing so while the SVB and PFG Loan Agreements are outstanding. Even in the event the SVB and PFG Loan Agreements are terminated, we currently intend to retain future earnings, if any, to finance operations and expand our business and, therefore, do not expect to pay any dividends in the foreseeable future.

Provisions in our organizational documents and Delaware law may delay or prevent a third party from acquiring us, which could decrease the value of our stock.

Our Board has the authority to issue preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting and conversion rights, of those shares without any further vote or action by the stockholders. The issuance of our preferred stock could have the effect of making it more difficult for a third party to acquire us. In addition, we are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”), which could also have the effect of delaying or preventing our acquisition by a third party. Further, certain provisions of our Certificate of Incorporation and bylaws could delay or make more difficult a merger, tender offer or proxy contest, which could adversely affect the market price of our common stock, including:

•	not providing for cumulative voting in the election of directors;

•	limiting the persons who may call special meetings of stockholders; and

•	requiring advance notification of stockholder nominations and proposals.

These and other provisions in our amended and restated certificate of incorporation, our amended and restated bylaws and under Delaware law could discourage potential takeover attempts, reduce the price that investors might be willing to pay for shares of our common stock in the future and result in the market price being lower than it would be without these provisions.

Compliance with Regulation M may affect the marketability of our shares of Class A Stock.

During such time as we may be engaged in a distribution of the securities covered by this prospectus, we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our shares of Class A Stock.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $2,552,374based on a Public Offering Price of $0.53 per share and after deducting (i) underwriting discounts of approximately $200,017 and (ii) other offering expenses, which we estimate will be approximately $105,000.  We intend to use the net proceeds from the sale of Class A Stock under this prospectus supplement to reduce our indebtedness under the SVB Loan Agreements, and to satisfy the SVB Tail Fee and PFG Tail Fee.  The interest rate and principal outstanding as of May 29, 2014 and maturity date of each of our loan agreements is set forth in the table below:

	SVB Term Loan Agreement	SVB Revolving Loan Agreement	SVB Ex-Im Revolving Loan Agreement	PFG Loan Agreement	MSF & MEDC Loan Agreements
Interest Rate as of May 29, 2014	7.75%	7.25%	7.25%	11.75%	5.00%
Principal Outstanding at May 29, 2014	$278,000	$1,574,000	$1,605,000	$1,607,000	$655,000
Maturity Date	March 1, 2015	July 31, 2014	July 31, 2014	August 2016	November and December 2014

Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DETERMINATION OF OFFERING PRICE

We established the Public Offering Price following negotiations with the Underwriter and with reference to the prevailing market price of our Class A Stock, recent trends in such price, daily average trading volume of our Class A Stock, our current stage of development, future capital needs and other factors.

DIVIDEND POLICY

We have not paid dividends on our Class A Stock in the past and have no present intention of paying dividends in the foreseeable future.

DILUTION

If you invest in our Class A Stock, you will experience dilution to the extent of the difference between the Public Offering Price and the net tangible book value per share of our Class A Stock immediately after this offering.

Our net tangible book value (deficit) as of April 25, 2014 was $2,495,000, or $0.08 per share of Class A Stock. Net tangible book value (deficit) per share is equal to our total tangible assets minus total liabilities; all divided by the number of shares of Class A Stock outstanding as of that date.

Without taking into account any other changes in the net tangible book value after April 25, 2014 other than to give effect to our receipt of the estimated net proceeds from the sale of 5,391,304 shares of our Class A Stock at the Public Offering Price of $0.53 per share, less the underwriting fees and our estimated offering expenses, our net tangible book value as of April 25, 2014, after giving effect to the items above, would have been approximately $5,047,374, or $0.14 per share. This represents an immediate increase in the net tangible book value of $0.06 per share to existing stockholders and an immediate dilution of $0.39 per share to new investors purchasing our Class A Stock in this offering.  If the Underwriter exercises its over-allotment option in full to purchase 808,696 additional shares of our Class A Stock in this offering, the pro forma as adjusted net tangible book value per share after the offering would be $0.15 per share, the increase in the pro forma net tangible book value per share to existing stockholders would be $0.07 per share and the pro forma dilution to new investors purchasing Class A Stock in this offering would be $0.38 per share.   The following table illustrates this per share dilution:

	Total Without Over- allotment Exercise	Total With Over- allotment Exercise
Public Offering Price for one share of Class A Stock	$0.53	$0.53

Net Tangible Book value per share as of April 25, 2014	$0.08	$0.08

Increase per share attributable to the offering	$0.06	$0.07

Adjusted net tangible book value per share after this offering	$0.14	$0.15

Dilution per share to new investors	$0.39	$0.38
_______________________________

The above table is based on 36,594,517 shares of Class A Stock outstanding as of May 29, 2014 (or 37,403,213 shares of Class A Stock if the Underwriter exercises its option to purchase additional shares in full), and excludes, as of that date:

•	2,171,235 shares of Class A Stock issuable upon the exercise of outstanding stock options as of May 29, 2014 at a weighted average exercise price of $1.67 per share;

•	1,462,196 shares of Class A Stock issuable upon the exercise of outstanding warrants as of May 29, 2014 at a weighted average exercise price of $0.73 per share; and

•	220,295 shares of Class A Stock available for future grant under our various equity plans.

There will be further dilution to new investors to the extent that any of these options and/or warrants are exercised, new options, or restricted stock are issued under our equity incentive plans or we issue additional shares of Class A Stock in the future or assume outstanding options in connection with future acquisitions.

As a percentage of ownership, following the offering (based on 36,594,517 shares of Class A Stock outstanding as of May 29 2014 and assuming that our existing stockholders do not purchase any shares in this offering):

•	the number of shares of our Class A Stock held by existing stockholders would decrease from 100% to 85.3% of the total number of shares of our Class A Stock outstanding after this offering; and

•	the number of shares of our Class A Stock held by new investors would be approximately 14.7% of the total number of shares of our Class A Stock outstanding after this offering.

Additionally, if the Underwriter exercises its option to purchase 808,696 additional shares of Class A Stock in full, as described below in the section entitled “Underwriting,” the following will occur:

•	The number of shares of our Class A Stock held by existing stockholders would decrease to 83.4% of the total number of shares of our Class A Stock outstanding after this offering; and

•	the number of shares of our Class A Stock held by new investors would increase to approximately 16.6% of the total number of shares of our Class A Stock outstanding after this offering.

UNDERWRITING

We are offering the shares of our Class A Stock described in this prospectus supplement in an underwritten offering in which B. Riley & Co., LLC (the “Underwriter”) is acting as the sole underwriter. We have entered into an underwriting agreement with the Underwriter with respect to the Class A Stock being offered. Subject to the terms and conditions contained in the underwriting agreement, the Underwriter has agreed to purchase, and we have agreed to sell, 5,391,304 shares at the Public Offering Price, less the underwriting discounts, as set forth on the cover page of this prospectus supplement and as indicated below, and we have granted the Underwriter an option to purchase all or a portion of an additional 808,696 shares to cover over-allotments, if any, made in connection with the offering. The underwriting agreement with the Underwriter will be included as an exhibit to a Current Report on Form 8-K that we will file with the SEC and that will be incorporated by reference into the registration statement.

Subject to the terms and conditions in the underwriting agreement, the Underwriter is committed to purchase and pay for all shares of our Class A Stock offered by this prospectus supplement, if any such shares are taken. However, the Underwriter is not obligated to take or pay for the shares of our Class A Stock covered by the Underwriter’s over-allotment option described below, unless and until such option is exercised.

We have granted the Underwriter an option, exercisable no later than 30 calendar days after the date of the underwriting agreement, to purchase up to an aggregate of 808,696 additional shares of Class A Stock at the Public Offering Price, less the underwriting discounts set forth on the cover page of this prospectus supplement and as indicated below. We will be obligated to sell these shares of Class A Stock to the Underwriter to the extent the over-allotment option is exercised. The Underwriter may exercise this option only to cover over-allotments, if any, made in connection with the sale of our Class A Stock offered by this prospectus supplement.

The Underwriter proposes to offer our Class A Stock directly to the public at the Public Offering Price set forth on the cover page of this prospectus supplement. The Underwriter expects to deliver the Class A Stock in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about June 6, 2014, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”); provided, however, the Company shall not be obligated to sell and the Underwriter shall not be obligated to purchase Class A Stock unless and until the Company shall have received notification that NYSE MKT has approved the Company’s additional listing application to list the Class A Stock issued accordance with the underwriting agreement on NYSE MKT (the “Additional Listing Application”) and provided further, that if NYSE MKT does not approve the Additional Listing Application on or prior to June 6, 2014, unless the parties otherwise agree, the underwriting agreement will automatically terminate and no shares of Class A Stock will be issued pursuant to this prospectus supplement and the accompanying prospectus.  Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their shares of Class A Stock prior to the third business day preceding the date of delivery of the shares referenced above will be required, by virtue of the fact that the shares offered hereby initially will settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers who wish to trade their shares of Class A Stock prior to the third business day preceding the date of delivery of the shares referenced above should consult their advisors.

The following table shows the per share and total underwriting discounts that we will pay to the Underwriter and the proceeds we will receive before expenses. These amounts are shown assuming both no exercise and full exercise of the Underwriter’s option to purchase additional shares of our Class A Stock.

	Per Share	Total Without Over- allotment Exercise	Total With Over- allotment Exercise
Public offering price	$0.530	$2,857,391	$3,286,000

Underwriting discount payable by us	$0.037	$200,017	$230,020

Proceeds to us (before expenses)	$0.493	$2,657,374	$3,055,980

We have also agreed to reimburse the Underwriter for up to $20,000 of its out-of-pocket-expenses. The maximum compensation payable to the Underwriter will not exceed 8% of the aggregate offering proceeds.

We estimate the total offering expenses of this offering that will be payable by us, excluding the underwriting discount, will be approximately $105,000, which includes legal and printing costs, various other fees and reimbursement of certain of the underwriter’s expenses.

We have agreed to indemnify the Underwriter and persons who control the Underwriter against certain liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the Underwriter may be required to make in respect of such liabilities.

We, along with certain of our executive officers, have agreed to certain lock-up provisions with regard to future sales of our Class A Stock and other securities exercisable or exchangeable for Class A Stock for a period of 180 days with respect to us and a 90 day period with respect to such executive officers; provided, however, that if the price of our Class A Stock as listed on its public exchange closes at or above $0.75 per share for each of ten (10) consecutive trading days, then our lock-up period shall be deemed automatically terminated upon the close of trading on the 10th such day.  The lock-up period applicable to both us and such executive officers may be extended under certain circumstances in accordance with the terms of the applicable lock-up agreements.

Our Class A Stock is traded on the NYSE MKT under the symbol “API.” On May 29, 2014 the last reported sale price of our Class A Stock on the NYSE MKT was $0.6324.

In connection with this offering the Underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

•
Rules of the SEC may limit the ability of the Underwriter to bid for or purchase shares of our Class A Stock before the distribution of the Class A Stock is completed. However, to facilitate the offering, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A Stock during and after the offering.  In particular, stabilizing transactions permit bids to purchase shares of Class A Stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the Class A Stock while the offering is in progress.

•
Over-allotment transactions involve sales by the Underwriter of shares of Class A Stock in excess of the number of shares the Underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares of Class A Stock over-allotted by the Underwriter is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The Underwriter may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

•
Syndicate covering transactions involve purchases of Class A Stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the Underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the Underwriter sells more shares than could be covered by exercise of the over-allotment option and, therefore, has a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the Underwriter is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NYSE MKT or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the Underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our Class A Stock.

DESCRIPTION OF CLASS A STOCK

The material terms and provisions of our Class A Stock are described under the caption “Description of Class A Stock” starting on page 27 of the accompanying prospectus.

LEGAL MATTERS

Dornbush Schaeffer Strongin & Venaglia, LLP, New York, New York, will pass upon certain legal matters in connection with any offering of securities made by this prospectus, including the validity of the issuance of the shares being offered hereby.

EXPERTS

The consolidated financial statements and schedule as of March 31, 2013 and 2012 and for the years then ended incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the year ended March 31, 2013 have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any public offering document we file, including a copy of the registration statement on Form S-3 of which this prospectus is a part, without charge at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of all or any portion of these documents by writing the Public Reference Section and paying certain prescribed fees.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  Additionally, the SEC maintains an internet site that contains reports, proxies and information statements and other information regarding electronic filers such as the Company, and these documents are available to the public from the SEC’s web site at http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC.  This means that we are disclosing important information to you by referring to other documents.  The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained in this prospectus or by any information in a prospectus supplement accompanying this prospectus.  Information that we file later with the SEC under the Exchange Act will automatically update information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus.  The following documents, which were previously filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference in this prospectus, excluding any disclosures therein that are furnished and not filed:

▪	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2013 filed with the SEC on July 1, 2013;

▪	Our Definitive Proxy Statement on Schedule 14A for our 2013 Annual Meeting of Stockholders filed with the SEC on July 12, 2013;

▪
Our Quarterly Reports on Form 10-Q for the quarters ended June 28, 2013, September 27, 2013 and December 27, 2013, which were filed with the SEC on August 12, 2013, November 12, 2013 and February 10, 2014, respectively;

▪	Current Reports on Form 8-K filed with the SEC on August 26, 2013, November 12, 2013, January 28, 2014, January 30, 2014, February 10, 2014, March 7, 2014, and May 2, 2014; and

▪
The description of our Class A Stock contained in our Registration Statement on Form 8-A dated January 16, 1991 filed under the Exchange Act, including any amendments or reports filed for the purposes of updating such description.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this initial registration statement on Form S-3 of which this prospectus is a part and prior to the filing of a post-effective amendment to this registration statement which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents with the SEC. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. Nothing in this registration statement shall be deemed to incorporate by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC pursuant to applicable securities laws and regulations unless we expressly provide to the contrary that such documents or portions thereof is incorporated by reference herein.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

Advanced Photonix, Inc.
2925 Boardwalk
Ann Arbor, Michigan 48104
Attention: Secretary
(734) 864-5600.

You can also find these filings on our website at www.advancedphotonix.com. We are not incorporating the information on our website other than these filings into this prospectus supplement.

P R O S P E C T U S

$4,000,000

CLASS A COMMON STOCK

We may, from time to time, offer for sale in one or more issuances up to $4,000,000 in the aggregate of shares of our Class A Common Stock, par value $0.001 per share (“Class A Stock”) at prices and on terms that we determine at the time of the offering. We will provide the specific terms of these offerings in one or more supplements to this prospectus.  The prospectus supplement(s) may also add, update or change information contained in this prospectus.

The securities being offered pursuant to this prospectus and the applicable prospectus supplement(s) may be sold by us to or through underwriters or dealers, directly to purchasers, through agents designated from time to time or through a combination of these methods.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” beginning on Page 26 of this prospectus.  If any underwriters are involved in the sale of any securities with respect to which this prospectus is delivered, the names of such underwriters and any applicable discounts or commissions, and any over-allotment options, if any, will be set forth in the prospectus supplement(s).

This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. THESE SECURITIES CANNOT BE SOLD UNLESS THIS PROSPECTUS IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT. You should carefully read this prospectus, any post-effective amendment and any prospectus supplement, as well as any documents we have incorporated into this prospectus by reference, before you invest in any of these securities.

Our Class A Stock is traded on the NYSE MKT under the symbol “API.”  On May 2, 2014, the last reported sale price of our Class A Stock on the NYSE MKT was $0.57.

As of April 30, 2014, our public float, which is equal to the aggregate market value of our outstanding voting and non-voting common stock held by non-affiliates, was approximately $15,786,000, based on 31,210,049 shares of outstanding Class A Stock, of which approximately 27,216,397 shares were held by non-affiliates, and a closing sale price of our Class A Stock of $0.58 on that date.  Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves a high degree of risk.  You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained herein and in the applicable prospectus supplement(s) and under similar headings in the other documents that are incorporated by reference into this prospectus.  See “Risk Factors” beginning on Page 4 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 5, 2014

i

ii

CAUTIONARY STATEMENTS REGARDIN
FORWARD-LOOKING STATEMENTS

This prospectus and other publicly available documents, including the documents incorporated herein by reference, contain, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the Securities and Exchange Commission (the “SEC”).

Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “goal, “project,” “intend,” “plan,” “strategy,” “seek,” “estimate,” “should,” “may,” “likely,” “potential, “predict”, “future,” “continuing,” “will” and “assume,” and similar references to future periods, but are not the exclusive means of identifying forward-looking statements in this prospectus.   Examples of forward-looking statements include, among others, statements we make regarding:

•	our business and growth strategies;

•	our future results of operations, such as revenue growth and earnings;

•	anticipated trends in our business;

•	our liquidity and ability to finance our development activities and service our outstanding indebtedness;

•	our working capital requirements and availability; and

•	Current or future volatility in the credit markets and future market conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, as noted above, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	our ability to negotiate an extension to our $5 million line of credit with Silicon Valley Bank beyond the current July 31, 2014 maturity date;

•	the adequacy of our cash flow and earnings and other conditions which may affect our ability to service our outstanding indebtedness;

•	the failure to obtain sufficient financing to fund our operations;

•	a possible decrease in the capital spending budgets of our customers or purchases from us;

•	our ability to protect our intellectual property rights and successfully defend any challenges to the validity of our patents, and, when appropriate, protect license required technology;

•	the creditworthiness of our customers and our ability to reserve adequately for credit losses;

•	the possibility of goodwill or intangible asset impairment charges in the future;

•	changes in the industries in which we operate and/or rapid changes in product offerings;

•	strategic actions, including acquisitions and dispositions, and our success in integrating acquired businesses;

•	changes in the price of key materials and disruptions in supply chains for these materials; and

•	Such other factors as discussed throughout the “Risk Factors” section of this prospectus.

Any forward-looking statement made by us in this prospectus and the documents incorporated by reference into it is based only on information currently available to us and speaks only as of the date on which it is made. Accordingly, we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process.  Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $4,000,000.  Furthermore, in no event will we sell securities with a value exceeding more than one-third of our “public float” (the market value of our Class A Stock and any other equity securities that we may issue in the future that are held by non-affiliates) in any 12-calendar month period.

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of the applicable offering.  The prospectus supplement may include additional risk factors or other special considerations applicable to those securities.  Any prospectus supplement may also add, update, or change information in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.  You should read carefully both this prospectus and any prospectus supplement together with any additional information described under the headings “Risk Factors” beginning on Page 4 of this prospectus and “Incorporation by Reference” on Page 32 of this prospectus to determine whether an investment in our securities is appropriate for you.

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus.  You may rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement.  This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

As used in this prospectus, and unless the context indicates otherwise, the terms “our company,” “we,” “our,” and “us” refer to Advanced Photonix, Inc., including its consolidated subsidiaries.

ABOUT THE COMPANY

We are a leading test and measurement company that packages optoelectronic semiconductors into high-speed optical receivers (“HSOR” products), custom optoelectronic subsystems (“Optosolutions” products) and Terahertz instrumentation (“THz” products), serving a variety of global markets.  Our HSOR transmission products are deployed in the internet infrastructure to enable the high-speed bandwidth necessary to support video and data for your TV, computer, tablet or smart phone anytime and anywhere. Our communication test and measurement products (“Comtest”) are used to develop, manufacture and test optical communication equipment used in the telecom infrastructure. Our Optosolutions products are sold to a number of scientific instrumentation manufacturers for various applications such as metrology, currency validation, flame monitoring, solar panel quality, temperature sensing, particle detection, color sensing, infrared detection and many other applications that can only be done through optical sensing.  Our T-Gauge® systems are used to measure and verify physical properties on-line and in real-time to reduce raw materials  and rework costs in manufacturing processes as well as conduct quality control monitoring.  Our established and growing patented Terahertz technology has allowed us to expand from the laboratory market into the 24/7 industrial process and quality control manufacturing, military/aerospace, and security markets.

We support the customer from the initial concept and design of the semiconductor, hybridization of support electronics, packaging and signal conditioning or processing from prototype through full-scale production and validation testing.  The target markets served by us are Test and Measurement, Military/Aerospace, Telecom Transmission, Medical and Homeland Security.

We were incorporated under the laws of the State of Delaware in June 1988. Our principal executive offices are located at 2925 Boardwalk, Ann Arbor, Michigan 48104, and our telephone number is (734) 864-5600. Our website is www.advancedphotonix.com. Information contained in or accessible through our website does not constitute part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk and uncertainty.  You should carefully consider the risks described below and in any prospectus supplement or document incorporated by reference in this prospectus before deciding to invest in our securities.  The risks described below are not the only ones facing our Company.  Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our Company.  If any of the following risks occur, our business, financial condition, results of operations and prospects could be adversely affected.  In that case, the trading price of our securities could decline, and you could lose all or part or your investment.  In assessing these risks, you should also refer to the other information included or incorporated by reference in this prospectus.

Risks Relating to Our Financial Condition and Performance

Our substantial debt obligations could impair our financial flexibility and restrict our business significantly.

We now have, and will continue to have, significant debt obligations, which are summarized in the table below:

	SVB Term Loan Agreement	SVB Revolving Loan Agreement	SVB Ex-Im Revolving Loan Agreement	PFG Loan Agreement	MSF & MEDC Loan Agreement
Interest Rate as of March 31, 2014	7.75%	7.25%	7.25%	11.75%	5.00%
Principal Outstanding at March 31, 2014	$306,000	$1,246,000	$901,000	$1,726,000	$655,000
Maturity Date	March 1, 2015	July 31, 2014	July 31, 2014	August 2016	November and December 2014

On January 31, 2012, we entered into a Loan and Security Agreement dated January 31, 2012 with Silicon Valley Bank (“SVB” and such agreement as amended from time to time, the “SVB Loan Agreement”) and a related Loan and Security Agreement (Ex-IM Loan Facility) dated January 31, 2012 with SVB (as amended from time to time, the “SVB Ex-Im Loan Agreement”, and together with the SVB Loan Agreement, the “SVB Loan Agreements”) that provided for a three-year $1 million term loan that expires in March 2015, and a $5 million line of credit with a $3 million export-import facility sublimit that currently expires on July 31, 2014. Subsequent to the execution of the original SVB Loan Agreements, there have been seven amendments that have modified the financial covenants, allowed for the acquisition of substantially all of the operating assets of Silonex, Inc. (“Silonex”), allowed us to enter into the PFG Loan Agreement (as described below), and extended the maturity date of the line of credit from January 2014 to July 31, 2014.

On February 8, 2013, we entered into a $2.5 million secured Loan and Security Agreement with Partners for Growth III, L.P. (“PFG” and such agreement, as amended, the “PFG Loan Agreement”) that is subordinated to the SVB Loan Agreements and expires in August 2016.  As part of the consideration for and as a closing condition to the PFG Loan Agreement, the Company agreed to grant PFG and certain of its affiliates warrants to purchase up to 1,195,000 shares of the Company’s Class A Stock (the “Warrants”) in a private placement pursuant to Section 4(a)(2) of the Securities Act. 995,000 of the shares issuable under the Warrants were granted at an initial strike price equal to $0.50 per share (the “Tier 1 Warrants”), and the remaining 200,000 shares issuable under the Warrants were granted at an initial strike price equal to $1.00 per share (“$1.00 Warrants”).  In the event that the Company achieves at least $32,600,000 in Revenues and $412,000 in EBITDA during the fiscal year ended March 31, 2014, the warrant agreements pursuant to which the Warrants are issued (the “PFG Warrant Agreements”) provide that an aggregate of 100,000 of the Tier 1 Warrants and an aggregate of 100,000 of the $1.00 Warrants will be cancelled.(the “Contingent Warrants”).  Based on our unaudited results for the nine months ended December 27, 2013, the Company does not expect that the Contingent Warrants will be cancelled.

The Warrants contain full-ratchet anti-dilution provisions that will result in proportional adjustments to the exercise price and the number of shares issuable under the PFG Warrant Agreements in the event that the Company conducts a stock split, subdivision, stock dividend or combination, or similar transaction. The PFG Warrant Agreements also include a net exercise provision pursuant to which warrant holders will receive the number of shares equal to (x) the product of (A) the number of Warrants exercised multiplied by (B) the difference between (1) the fair market value of a share of Class A Stock (with fair value generally being equal to the highest closing price of the Company’s Class A Stock during the 45 consecutive trading days prior to the date of exercise) and (2) the strike price of the Warrant, (y) divided by the fair market value of a share of Class A Stock.  In addition, in the event the Company is acquired, liquidates, conducts a public offering, or the Warrants expire, each warrant holder will have the right to “put” its Warrants to the Company in exchange for a per share cash payment that varies with the number of shares issuable under each Warrant, but in the aggregate will not exceed $250,000.

In fiscal years 2005 and 2006, we entered into two unsecured loan agreements that are currently held by the Michigan Economic Development Corporation (“MEDC” and such agreement the “MEDC Loan Agreement”) and a MEDC affiliate, the Michigan Strategic Fund (“MSF” and such agreement the “MSF Loan Agreement”) pursuant to which we borrowed an aggregate of amount of $2.2 million. As amended, payments on the approximately $327,000 in principal outstanding under each of the MEDC Loan Agreement and MSF Loan Agreement are deferred until they mature on December 1, 2014 and November 1, 2014, respectively, at which time the entire remaining balance under each loan agreement become due and payable.
The obligations and restrictions under the SVB Loan Agreements, the PFG Loan Agreement, the MEDC Loan Agreement, the MSF Loan Agreement, and our other debt obligations could have important consequences for us, including:

•	limiting our ability to obtain necessary financing in the future; and

•
requiring us to dedicate a substantial portion of our cash flow to payments on our debt obligations, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other corporate requirements or expansion of our business.

If we are unable to meet our debt obligations, we could be forced to restructure or refinance our obligations, to seek additional equity financing or to sell assets, which we may not be able to do on satisfactory terms or at all. As a result, we could default on those obligations and in the event of such default, our lenders could accelerate our debt or take other actions that could restrict our operations.  Please also see the “We will need to amend the SVB Loan Agreements to extend the maturity date of our line of credit” risk factor set forth below.

The foregoing risks would be intensified to the extent we borrow additional money or incur additional debt.

We have previously violated certain covenants under the SVB Loan Agreements and the PFG Loan Agreement.

The SVB Loan Agreements and PFG Loan Agreement, each as amended through December 31, 2013, contained financial covenants that required the Company to maintain a minimum liquidity ratio of 2.25 to 1.00 and a minimum rolling three month adjusted EBITDA, measured monthly of (1) a negative $300,000 for each fiscal month during the period July through October 2013; and (2) $1 for each fiscal month during the period November 2013 through February 2014.

As of December 27, 2013 and January 31, 2014, the Company was not in compliance with then existing adjusted EBITDA covenant of $1 for the three months ended December 27, 2013 and January 31, 2014, respectively, and as of January 31, 2014, the Company was also not in compliance with the then existing minimum liquidity ratio of 2.25 to 1.00.  In addition, the foregoing defaults triggered the cross-default provisions under each of the SVB Loan Agreements and PFG Loan Agreement.  Consequently, under the terms of each agreement, SVB and PFG were both entitled to proceed against the collateral provided as security for the loans issued thereunder upon an event of default subject, in PFG’s case, to any rights that SVB may have in that same collateral.

On February 10, 2014, the Company entered into separate Forbearance Agreements with SVB and PFG pursuant to which and subject to certain exceptions, each of SVB and PFG agreed not to proceed against the collateral securing their respective loans until February 28, 2014.  On March 5, 2014, the Company entered into separate amendment agreements with SVB and PFG where, among other things, (i) SVB agreed to extend the maturity date of the Company’s $5 million line of credit to May 31, 2014; (ii) the trailing three month adjusted EBITDA covenant was reset to a negative $1.2 million for the fiscal month ended February 28, 2014, a negative $800,000 for the fiscal month ended March 31, 2014, a negative $600,000 for the fiscal month ended April 30, 2014 and a positive $1 for the fiscal month ending May 31, 2014; (iii) the existing liquidity ratio covenant was reset to 1.30 to 1.00 as of February 28, 2014, and 2.25 to 1.00 for each month thereafter through May 2014; and (iv) each of SVB and PFG waived the existing defaults.  In addition to the payment of an amendment fee, the Company agreed to pay each of SVB and PFG additional fees of up to $50,000 and $75,000, respectively, no later than May 31, 2014 (the “Tail Fees”).

On April 30, 2014, the Company entered into separate amendment agreements with SVB and PFG where, among other things, (i) SVB agreed to extend the maturity date of the Company’s $5 million line of credit to July 31, 2014; (ii) the trailing three month adjusted EBITDA covenant was reset to a negative $800,000 for the fiscal month ended March 31, 2014, a negative $600,000 for the fiscal month ended April 30, 2014, a negative $250,000 for the fiscal months ending May 31, 2014 and June 30, 2014 and a positive $1 for the fiscal month ending July 31, 2014; and (iii) the existing liquidity ratio covenant was reset to 1.30 to 1.00 as of March 31, 2014 through May 31, 2014, and 2.00 to 1.00 for each month thereafter through July 2014.  In addition to the payment of an amendment fee, the Company agreed to pay each of SVB and PFG their respective Tail Fee and, commencing with the month ended May 31, 2014, an additional fee of $15,000 and $20,000, respectively, for each month that the liquidity ratio is less than 2.00 to 1.00 as of the last day of the month under measurement.

The SVB Tail Fee becomes due and payable upon the earliest to occur of (A) the date the liquidity ratio is greater than 2.00 to 1.00; (B) the date that all amounts outstanding under the SVB Loan Agreements become due; and (C) July 31, 2014 (such date, the “SVB Tail Fee Payment Date”) and the additional $15,000 fee, to the extent incurred, becomes initially payable on the SVB Tail Fee Payment Date and is also payable following each month that the minimum liquidity ratio is not achieved.  The PFG Tail Fee becomes due and payable upon the earliest to occur of the date the liquidity ratio is greater than 2.00 to 1.00 or July 31, 2014 (such date, the “PFG Tail Fee Payment Date”) and the additional $20,000 fee, to the extent incurred, becomes initially payable on the PFG Tail Fee Payment Date and is also payable following each month that the minimum liquidity ratio is not achieved.

As a result of the amendments described above, the Company is now required to maintain (i) a minimum liquidity ratio of 1.30 to 1.00 as of March 31, 2014 through May 31, 2014, and 2.00 to 1.00 for each month thereafter through July 2014; and (ii) a minimum rolling three month adjusted EBITDA, measured monthly of (A) a negative $800,000 for the fiscal month ended March 31, 2014, (B) a negative $600,000 for the fiscal month ended April 30, 2014, (C) a negative $250,000 for the fiscal months ending May 31, 2014 and June 30, 2014 and (D) a positive $1 for the fiscal month ending July 31, 2014.

While we believe we have good relations with SVB and PFG, we can provide no assurance that we will be able to obtain waivers or amendments if future covenant violations occur under the SVB Loan Agreements and/or the PFG Loan Agreement. Failure to obtain such waivers or amendments, if necessary, could materially affect our business, financial condition and results of operations.

We will need to amend the SVB Loan Agreements to extend the maturity date of our line of credit.

As noted above, on April 30, 2014, the Company entered into separate amendment agreements with SVB and PFG where, among other things, SVB agreed to extend the maturity date of the Company’s $5 million line of credit to July 31, 2014.  Consequently, the outstanding balances under our line of credit under the SVB Loan Agreement will become due and payable on July 31, 2014 unless the Company reaches another agreement with SVB to extend the term of the SVB line of credit prior to that date.  There can be no assurance that the Company will be successful in negotiating an extension of the term of the SVB line of credit.  If the term of the SVB line of credit is not extended beyond July 31, 2014, the Company may not have adequate resources available to pay off the outstanding balances thereunder, which as of April 28, 2014 totaled approximately $2,368,000.

In addition to constituting an event of default under the terms of the SVB Loan Agreements, the failure to pay off all outstanding balances under the SVB line of credit when due will also constitute an event of default under the PFG Loan Agreement, which in turn will entitle PFG to proceed against the collateral provided under the provisions of the PFG Loan Agreement, subject to any rights that SVB may have in that same collateral.

We have incurred significant losses in prior periods and may incur losses in the future.

We have incurred significant losses in prior periods. We recorded an unaudited net loss of $3,121,000 for the nine months ended December 27, 2013 and ended the period with an accumulated deficit of $47.3 million. In addition, we recorded net losses of $4.4 million and $2.1 million for the years ended March 31, 2013 and 2012, respectively. There can be no assurance that we will have sufficient revenue growth to offset expenses or to achieve profitability in future periods.

We must continue to increase our revenues in order to become profitable.  We cannot reliably predict when, or if, we will become profitable.  Even if we achieve profitability, we may not be able to sustain it.  If we cannot generate operating income or positive cash flows in the future, we will be unable to meet our working capital requirements.

We may not be able to generate the amount of cash needed to fund our existing indebtedness and future operations.

Our ability either to make payments on or to refinance our indebtedness, or to fund planned capital expenditures and research and development efforts, will depend on our ability to generate cash in the future.  Our ability to generate cash is in part subject to general economic, financial, competitive, regulatory and other factors that are beyond our control, and as such has fluctuated significantly as indicted in the table below:

Net Cash Provided by (used in) Operating Activities
FY 2010	FY 2011	FY 2012	FY 2013	Nine months ended December 27, 2013
$152,000	($473,000)	$130,000	($2,221,000)	($260,000)

Based on our current level of operations, we believe our cash flow from operations, subsequent borrowings, the proceeds from offerings conducted under this registration statement and loan and credit agreement terms will be adequate to meet our future liquidity needs through at least March 31, 2015.  Significant assumptions underlie this belief, including, among other things, that there will be no material adverse developments in our business, liquidity or capital requirements, that we can extend or refinance our indebtedness with SVB, and that we can obtain proceeds from offerings conducted under this registration statement.  If any of these assumptions prove to be inaccurate or we are unable to service our indebtedness for any other reason, we may receive a “going concern” opinion from our independent registered public accounting firm when it issues its report in connection with our audited financial statements for the fiscal year ended March 31, 2014, which in turn may both adversely affect the trading price of our Class A Stock and impair our ability to raise additional financing.  In addition, we will be forced to adopt an alternative strategy that may include actions such as:

•	reducing capital expenditures;

•	further reducing research and development efforts;

•	selling assets such as existing product lines or technology developments;

•	restructuring or refinancing our remaining indebtedness; and

•	seeking additional funding.

In light of our historical performance, we cannot assure you that our business will generate sufficient cash flow from operations, or that we will be able to make future borrowings in amounts sufficient to enable us to pay the principal and interest on our current indebtedness or to fund our other liquidity needs.  We may need to refinance all or a portion of our indebtedness on or before maturity.

If we raise additional funds through the issuance of equity (including, but not limited to offerings conducted under this registration statement) or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, and these newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders. We cannot assure you that additional financing will be available on terms favorable to us, or at all. If, when required, adequate funds are unavailable, or are not available on acceptable terms, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our products, or otherwise respond to competitive pressures could be significantly limited.

We may dispose of or discontinue existing product lines and technology developments, which may adversely impact our future results.

On an ongoing basis, we evaluate our various product offerings and technology developments in order to determine whether any should be discontinued or, to the extent possible, divested. In addition, if we are unable to generate the amount of cash needed to fund our existing indebtedness and future operations, we may be forced to sell one or more of our product lines or technology developments.

We cannot guarantee that we have correctly forecasted, or will correctly forecast in the future, the right product lines and technology developments to dispose or discontinue or that our decision to dispose of or discontinue various investments, products lines and technology developments is prudent if market conditions change. In addition, there are no assurances that the discontinuance of various product lines will reduce our operating expenses or will not cause us to incur material charges associated with such decision. Furthermore, the discontinuance of existing product lines entails various risks, including the risk that we will not be able to find a purchaser for a product line or the purchase price obtained will not be equal to at least the book value of the net assets for the product line. Other risks include managing the expectations of, and maintaining good relations with, our customers who previously purchased products from our disposed or discontinued product lines, which could prevent us from selling other products to them in the future. We may also incur other significant liabilities and costs associated with our disposal or discontinuance of product lines, including employee severance costs and excess facilities costs.

The Company’s cost saving initiatives may not be effective, and the Company’s ability to develop products could be adversely affected by reduced research and development.

To conserve cash and more closely align our spending towards our strategic objectives, we have implemented a number of cost reduction initiatives over the past several years, including a workforce reduction in our administrative, research and development and sales and marketing staffs and a refocusing of our research and development plans.  We cannot assure you that the assumptions underlying our decisions as to which reductions to make as part of these cost reduction initiatives will prove to be correct and, accordingly, we may determine that we have reduced or eliminated resources that are necessary to, or desirable for, our business.  In particular, the reductions that we have made to our research and development staff and research and development expenses could hinder the Company’s ability to update or introduce new products.

Any impairment of goodwill and other intangible assets, could negatively impact our results of operations.

As of December 27, 2013 and March 31, 2013, our consolidated balance sheet included $4.6 million in goodwill. Goodwill represents the excess purchase price over amounts assigned to tangible or identifiable intangible assets acquired and liabilities assumed from our business acquisitions.  Our goodwill is subject to an impairment test on an annual basis and is also tested whenever events and circumstances indicate that goodwill may be impaired. Any goodwill value in excess of fair value as determined in an impairment test must be written off in the period of determination.

Intangible assets (other than goodwill) are generally amortized over the useful life of such assets.  The carrying value of the intangible assets aggregated to $3.1million as of December 27, 2013.   From time to time, we may acquire, or make an investment in, a business which may require us to record goodwill based on the purchase price and the value of the acquired tangible and intangible assets. We may subsequently experience unforeseen issues with such business which adversely affect the anticipated returns of the business or value of the intangible assets and trigger an evaluation of the recoverability of the recorded goodwill and intangible assets for such business. Future determinations of significant write-offs of goodwill or intangible assets as a result of an impairment test or any accelerated amortization of other intangible assets could have a negative impact on our results of operations.

Risks Relating to Our Business

We are subject to the cyclical nature of the markets in which we compete and any future downturn may reduce demand for our products and revenue.

Many factors beyond our control affect our industry, including consumer confidence in the economy, interest rates, fuel prices and the general availability of credit.  The overall economic climate and changes in Gross National Product growth has a direct impact on our customers and the demand for our products.  We cannot be sure that our business will not be adversely affected as a result of an industry or general economic downturn.

Our customers may reduce capital expenditures and have difficulty satisfying liquidity needs because of continued turbulence in the U.S. and global economies, resulting in reduced sales of our products and harm to our financial condition and results of operations.

In particular, our historical results of operations have been subject to substantial fluctuations, and we may experience substantial period-to-period fluctuations in future results of operations. Any future downturn in the markets in which we compete could significantly reduce the demand for our products and therefore may result in a significant reduction in revenue. It may also increase the volatility of the price of our common stock. Our revenue and results of operations may be materially and adversely affected in the future due to changes in demand from customers or cyclical changes in the markets utilizing our products.

In addition, the telecommunications industry, has, from time to time, experienced, and may again experience, a pronounced downturn. To respond to a downturn, many service providers may slow their capital expenditures, cancel or delay new developments, reduce their workforces and inventories and take a cautious approach to acquiring new equipment and technologies from original equipment manufacturers like us, which would have a negative impact on our business. Weakness in the global economy or a future downturn in the telecommunications industry may cause our results of operations to fluctuate from quarter-to-quarter and year-to-year, harm our business, and may increase the volatility of the price of our common stock.

Customer acceptance of our products is dependent on our ability to meet changing requirements, and any decrease in acceptance could adversely affect our revenue.

Customer acceptance of our products is significantly dependent on our ability to offer products that meet the changing requirements of our customers, including telecommunication, military, medical and industrial corporations, as well as government agencies.  Any decrease in the level of customer acceptance of our products could have a material adverse effect on our business.

Our products must meet exacting specifications, and defects and failures may occur, which may cause customers to return or stop buying our products.

Our customers generally establish demanding specifications for quality, performance and reliability that our products must meet. However, our products are highly complex and may contain defects and failures when they are first introduced or as new versions are released. Our products are also subject to rough environments as they are integrated into our customer products for use by the end customers. If defects and failures occur in our products, we could experience lost revenue, increased costs, including warranty expense and costs associated with customer support, delays in or cancellations or rescheduling of orders or shipments, product returns or discounts, diversion of management resources or damage to our reputation and brand equity, and in some cases consequential damages, any of which would harm our operating results. In addition, delays in our ability to fill product orders as a result of quality control issues may negatively impact our relationship with our customers. We cannot assure you that we will have sufficient resources, including any available insurance, to satisfy any asserted claims.

Rapidly changing standards and regulations could make our products obsolete, which would cause our revenue and results of operations to suffer.

We design our products to conform to our customer’s requirements and our customer’s systems may be subject to  regulations established by governments or industry standards bodies worldwide.  Because certain of our products are designed to conform to current specific industry standards, if competing or new standards emerge that are preferred by our customers, we would have to make significant expenditures to develop new products. If our customers adopt new or competing industry standards with which our products are not compatible, or the industry groups adopt standards or governments issue regulations with which our products are not compatible, our existing products would become less desirable to our customers and our revenue and results of operations would suffer.

The markets for many of our products are characterized by changing technology which could cause obsolescence of our products, and we may incur substantial costs in delivering new products.

The markets for many of our products are characterized by changing technology, new product introductions and product enhancements, and evolving industry standards.  The introduction or enhancement of products embodying new technology or the emergence of new industry standards could render existing products obsolete, and result in a write down to the value of our inventory, or result in shortened product life cycles.  Accordingly, our ability to compete is in part dependent on our ability to continually offer enhanced and improved products.

The success of our new product offerings will depend upon several factors, including our ability to:

•	accurately anticipate customer needs;

•	innovate and develop new technologies and applications;

•	successfully commercialize new technologies in a timely manner;

•	price our products competitively and manufacture and deliver our products in sufficient volumes and on time; and

•	differentiate our offerings from our competitors' offerings.

Some of our products are used by our customers to develop, test and manufacture their products. We therefore must anticipate industry trends and develop products in advance of the commercialization of our customers’ products. In developing any new product, we may be required to make a substantial investment before we can determine the commercial viability of the new product. If we fail to accurately foresee our customers’ needs and future activities, we may invest heavily in research and development of products that do not lead to significant revenues.

If any of our products are found to have, or are suspected to have, security vulnerabilities, we could incur significant costs and irreparable damage to our reputation.

If any of our products are found to have significant security vulnerabilities, then we may need to dedicate engineering and other resources to eliminating such vulnerabilities and to repairing or replacing products already sold or licensed to our customers. In addition, our customers and potential customers could perceive our products as unreliable, making it more difficult for us to sell our products.

Our inability to find new customers or retain existing customers could have a material adverse effect on our business.

Customers normally purchase our products and incorporate them into products that they, in turn, sell in their own markets on an ongoing basis. As a result, our sales are dependent upon the success of our customers' products and our future performance is dependent upon our success in finding new customers and receiving new orders from existing customers.

In several of our markets, quality and/or reliability of our products are a major concern for our customers, not only upon the initial manufacture of the product, but for the life of the product.  Many of our products are used in remote locations for higher value assembly, making servicing of our products unfeasible.  Any failure of the quality and/or reliability of our products could have an adverse effect on our business.

If our customers do not qualify our products or if their customers do not qualify their products, our results of operations may suffer.

Most of our customers do not purchase our products prior to qualification of our products and satisfactory completion of factory audits and vendor evaluation. Our existing products, as well as each new product, must pass through varying levels of qualification with our customers. In addition, because of the rapid technological changes in our market, a customer may cancel or modify a design project before we begin large-scale manufacturing and receive revenues from the customer. It is unlikely that we would be able to recover the expenses for cancelled or unutilized custom design projects. It is difficult to predict with any certainty whether our customers will delay or terminate product qualification or the frequency with which customers will cancel or modify their projects. Any such delay, cancellation or modification could have a negative effect on our results of operations.

In addition, once a customer qualifies a particular supplier’s product or component, these potential customers design the product into their system, which is known as a design-in win. Suppliers whose products or components are not designed in are unlikely to make sales to that customer until at least the adoption of a future redesigned system. Even then, many customers may be reluctant to incorporate entirely new products into their new systems, as doing so could involve significant additional redesign efforts and increased costs. If we fail to achieve design-in wins in our potential customers’ qualification processes, we will likely lose the opportunity for significant sales to those customers for a lengthy period of time.

If the end user customers that purchase systems from our customers fail to qualify or delay qualifications of any products sold by our customers that contain our products, our business could be harmed. The qualification and field testing of our customers’ systems by end user customers is long and unpredictable. This process is not under our control or that of our customers; and, as a result, the timing of our sales is unpredictable. Any unanticipated delay in qualification of one of our customers’ products could result in the delay or cancellation of orders from our customers for products included in their equipment, which could harm our results of operations.

Our sales to overseas markets expose us to additional, unpredictable risks which could have a material adverse effect on our businessand expose us to liability under the Foreign Corrupt Practices Act.

A portion of our sales are being derived from overseas markets. These international sales are primarily focused in Asia, Europe and the Middle East. These operations are subject to unpredictable risks that are inherent in operating in foreign countries and which could have a material adverse effect on our business, including the following:

•	foreign countries could change regulations or impose currency restrictions and other restraints;

•	changes in foreign currency exchange rates and hyperinflation or deflation in the foreign countries in which we operate;

•	exchange controls;

•	some countries impose burdensome tariffs and quotas;

•	political changes and economic crises may lead to changes in the business environment in which we operate;

•	international conflict, including terrorist acts, could significantly impact our financial condition and results of operations; and

•	economic downturns, political instability and war or civil disturbances may disrupt distribution logistics or limit sales in individual markets.

In addition, we utilize third-party distributors to act as our representative for the geographic region that they have been assigned as well as value added resellers that have territorial restrictions. Sales through these channels represent approximately 9% of total revenue for the nine months ended December 27, 2013.  Significant terms and conditions of distributor agreements include FOB source, net 30 days payment terms, with no return or exchange rights, and no price protection. Since the product title transfers to the distributor at the time of shipment, the products are not considered inventory on consignment. Our success is dependent on these distributors finding new customers and receiving new orders from existing customers.

We are subject to the Foreign Corrupt Practice Act (“FCPA”) and other laws that prohibit improper payments to foreign governments and their officials for the purpose of obtaining or retaining business. Our activities in our overseas markets create the risk of unauthorized payments or offers of payments by one of our employees, consultants, sales agents or distributors, because these parties are not always subject to our control. While it is our policy to implement safeguards to discourage these practices, our existing safeguards and any future improvements may prove to be less than effective, and our employees, consultants, sales agents or distributors may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, certain governmental authorities may seek to hold us liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Customer demand is difficult to accurately forecast and, as a result, we may be unable to optimally match production with customer demand, which could adversely affect our business and financial results.

We make planning and spending decisions, including determining the levels of business that we will seek and accept, production schedules, and inventory levels, component procurement commitments, personnel needs and other resource requirements, based on our estimates of customer requirements. The short-term nature of commitments by many of our customers and the possibility of unexpected changes in demand for their products reduce our ability to accurately estimate future customer requirements. On occasion, customers may require rapid increases in production, which can strain our resources, cause our manufacturing to be negatively impacted by materials shortages, necessitate higher or more restrictive procurement commitments, increase our manufacturing yield loss and scrapping of excess materials, and reduce our gross margin. We may not have sufficient capacity at any given time to meet the volume demands of our customers, or one or more of our suppliers may not have sufficient capacity at any given time to meet our volume demands. Conversely, a downturn in the markets in which our customers compete can cause, and in the past have caused, our customers to significantly reduce or delay the amount of products ordered from us or to cancel existing orders, leading to lower utilization of our facilities. Because many of our costs and operating expenses are relatively fixed, reduction in customer demand due to market downturns or other reasons would have a material adverse effect on our gross margin, operating income and cash flow.

Customer orders and forecasts are subject to cancellation or modification at any time which could result in higher manufacturing costs.

Our sales are made primarily pursuant to standard purchase orders for delivery of products. However, by industry practice, orders may be canceled or modified at any time. When a customer cancels an order, they are responsible for all finished goods, all costs, direct and indirect, incurred by us, as well as a reasonable allowance for anticipated profits. No assurance can be given that we will receive these amounts after cancellation. Furthermore, uncertainty in customer forecasts of their demands and other factors may lead to delays and disruptions in manufacturing, which could result in delays in product shipments to customers and could adversely affect our business.

Fluctuations and changes in our customers’ demand are common in our industry. Such fluctuations, as well as quality control problems experienced in our manufacturing operations may cause us to experience delays and disruptions in our manufacturing process and overall operations and reduce our output capacity. As a result, product shipments could be delayed beyond the shipment schedules requested by our customers or could be cancelled, which would negatively affect our sales, operating income, strategic position at customers, market share and reputation. In addition, disruptions, delays or cancellations could cause inefficient production which in turn could result in higher manufacturing costs, lower yields and potential excess and obsolete inventory or manufacturing equipment. In the past, we have experienced such delays, disruptions and cancellations.

We depend upon an outside contract manufacturer for a portion of the manufacturing process for some of our products. Our operations and revenue related to these products could be adversely affected if we encounter problems with this contract manufacturer.

Many of our products are manufactured internally.  However we also rely upon a contract manufacturer in China to produce the finished portion of some of our optoelectronic components. Our reliance on a contract manufacturer for these products makes us vulnerable to possible capacity constraints and reduced control over delivery schedules, manufacturing yields, manufacturing quality/controls and costs. If the contract manufacturer for our products were unable or unwilling to manufacture our products in required volumes and at high quality levels or to continue our existing supply arrangement, we would have to identify, qualify and select an acceptable alternative contract manufacturer or move these manufacturing operations to our internal manufacturing facilities. An alternative contract manufacturer may not be available to us when needed or may not be in a position to satisfy our quality or production requirements on commercially reasonable terms, including price. Any significant interruption in manufacturing our products would require us to reduce our supply products to our customers, which in turn would reduce our revenue, harm our relationships with the customers of these products and cause us to forego potential revenue opportunities.

We depend on key in-house manufacturing capabilities and a loss of these capabilities could have an adverse effect on our existing operations and new business growth.

We depend on key in-house manufacturing equipment and assembly processes.  We believe that these key manufacturing and assembly processes give us the flexibility and responsiveness to meet our customer delivery schedule and performance specification with a custom product.  This value proposition is an important component of our offering to our customers.  A loss of these capabilities could have an adverse effect on our existing operations and new business growth.

Changes in the spending priorities of the federal government can materially adversely affect our business.

For the first nine months of fiscal 2014, approximately 15% of our sales were related to products and services purchased by the federal government directly or indirectly. Our business relies upon continued federal government expenditures on defense, intelligence, homeland security, aerospace and other programs that we support.  For fiscal 2013, our sales to federal government contractors totaled 25% of sales. In addition, foreign military sales are affected by U.S. government regulations, regulations by purchasing foreign governments and political uncertainties in the U.S. and abroad.  There can be no assurance that the federal government budget (including defense and military) will continue to grow or that sales of defense related items to foreign governments will continue at present levels. The terms of defense contracts with the U.S. government generally permit the government to terminate such contracts, with or without cause, at any time. Any unexpected termination of a significant U.S. government contract with a military contractor to which we sell our products could have a material adverse effect on our business.

We face intense competition which could negatively impact our results of operations and market share.

We compete with a range of companies in our target markets, some of which have greater financial and marketing resources, and greater manufacturing capacity, as well as better-established relationships with customers, than we do. Because we specialize in custom high performance devices requiring a high degree of engineering expertise to meet the requirements of specific applications, we generally do not compete to any significant degree with other large United States, European or Pacific Rim high volume manufacturers of standard “off the shelf” optoelectronic components.  We cannot assure you that we will be able to compete successfully in our markets against these or any future competitors.

We also face competition from some of our customers who evaluate our capabilities against the merits of manufacturing products internally. Due to the fact that such customers are not seeking to make a profit directly from the manufacture of these products, they may have the ability to manufacture competitive products at a lower cost than we would charge such customers. As a result, these customers may purchase less of our products and there would be additional pressure to lower our selling prices which, accordingly, would negatively impact our revenue and gross margin.

Intense competition in our markets could result in aggressive business tactics by our competitors, including aggressively pricing their products or selling older inventory at a discount. If our current or future competitors utilize aggressive business tactics, including those described above, demand for our products could decline, we could experience delays or cancellations of customer orders, or we could be required to reduce our sales prices.

Acquisition and alliance activities by our competitors could disrupt our ongoing business.

From time to time, our competitors acquire or enter into exclusive arrangements with companies with whom we do business or may do business in the future. Reductions in the number of partners with whom we may do business in a particular context may reduce our ability to enter into critical alliances on attractive terms or at all, and the termination of an existing alliance by a business partner may disrupt our operations.

Decreases in average selling prices of our products may increase operating losses and net losses, particularly if we are not able to reduce our expenses commensurately.

The market for optical components and subsystems continues to be characterized by declining average selling prices resulting from factors such as increased price competition among optical component and subsystem manufacturers, excess capacity, the introduction of new products and increased unit volumes as manufacturers continue to deploy network and storage systems. In the last two years, we have observed a significant decline of average selling prices, primarily in the telecommunications market. We anticipate that average selling prices will continue to decrease in the future in response to product introductions by our competitors or us, or in response to other factors, including price pressures from significant customers. In order to sustain profitable operations, we must, therefore, reduce the cost of our current designs or continue to develop and introduce new products on a timely basis that incorporate features that can be sold at higher average selling prices. Failure to do so could cause our sales to decline and operating losses to increase.

Our cost reduction efforts may not keep pace with competitive pricing pressures. To remain competitive, we must continually reduce the cost of manufacturing our products through design and engineering changes. We may not be successful in redesigning our products or delivering our products to market in a timely manner. We cannot assure you that any redesign will result in sufficient cost reductions enabling us to reduce the price of our products to remain competitive or positively contribute to operating results.

Shifts in our product mix may result in declines in gross profit.

Our gross profit margins vary among our product platforms, and are generally highest on our Terahertz products. Our overall gross profit has fluctuated from period to period as a result of shifts in product mix, the introduction of new products, decreases in average selling prices for older products and our ability to reduce product costs, and these fluctuations are expected to continue in the future. If our customers decide to buy more of our products with low gross profit margins and fewer of our products with high gross profit margins, our total gross profits could be adversely affected.

Environmental regulations could increase operating costs and additional capital expenditures and delay or interrupt operations.

The photonics industry, as well as the semiconductor industry in general, is subject to governmental regulations for the protection of the environment, including those relating to air and water quality, solid and hazardous waste handling, and the promotion of occupational safety. Various federal, state and local laws and regulations require that we maintain certain environmental permits. While we believe that we have obtained all necessary environmental permits required to conduct our manufacturing processes. If we were found to be in violation of these laws, we could be subject to governmental fines and liability for damages resulting from such violations.

Changes in the aforementioned laws and regulations or the enactment of new laws, regulations or policies could require increases in operating costs and additional capital expenditures and could possibly entail delays or interruptions of operations.

If we have insufficient proprietary rights or if we fail to protect those we have, our business would be materially harmed.

Our success and ability to compete is dependent in part on our proprietary technology. We rely on a combination of patent, copyright, trademark and trade secret laws, as well as confidentiality agreements and internal procedures, to establish and protect our proprietary rights. For example, we utilize proprietary design rules and processing steps in, among other things, the development and fabrication of our PIN photodiodes, APD photodiodes and our THz systems and sensors. In addition, our products rely upon over 203 patents or patents pending. There can be no assurance that any issued patents will provide us with significant competitive advantages, or that challenges will not be instituted against the validity or enforceability of any patent utilized by us, or, if instituted, that such challenges will not be successful. The cost of litigation to uphold the validity and to prevent the infringement of a patent could be substantial and could have a material adverse effect on our operating results. Furthermore, there can be no assurance that our technology, which we are constantly developing, will not infringe on patents or rights owned by others, licenses to which might not be available to us. While we have conducted limited due diligence and have conferred with experts with respect to, among other things, our proprietary materials which we incorporate into our PIN photodiodes, APD photodiodes and our THz systems and sensors, there can be no assurance that we have not overlooked or misinterpreted the status of the proprietary rights and intellectual property of others with respect to these products.

The steps we have taken to protect our intellectual property may not adequately prevent misappropriation or ensure that others will not develop competitive technologies or products. Other companies may be investigating or developing other technologies that are similar to our own. It is possible that patents may not be issued from any of our pending applications or those we may file in the future and, if patents are issued, the claims allowed may not be sufficiently broad to deter or prohibit others from making, using or selling products that are similar to ours. We do not own patents in every country in which we sell or distribute our products, and thus others may be able to offer identical products in countries where we do not have intellectual property protection. In addition, the laws of some territories in which our products are or may be developed, manufactured or sold, including Europe, Asia-Pacific or Latin America, may not protect our products and intellectual property rights to the same extent as the laws of the United States.

In some cases, we may rely on trade secrets to protect our innovations. There can be no assurance that trade secrets will be established, that secrecy obligations will be honored or that others will not independently develop similar or superior technology. To the extent that consultants, key employees or other third parties apply technological information independently developed by them or by others to our projects, disputes might arise as to the proprietary rights to such information which may not be resolved in our favor.

Pursuing infringers of our intellectual property rights can be difficult and costly.

Policing unauthorized use of our technology is difficult and we cannot be certain that the steps we have taken will prevent the misappropriation, unauthorized use or other infringement of our intellectual property rights. Pursuing infringers of our proprietary rights could result in significant litigation costs, and any failure to pursue infringers could result in our competitors utilizing our technology and offering similar products, potentially resulting in loss of a competitive advantage and decreased sales.

Despite our efforts to protect our proprietary rights, existing patent, copyright, trademark and trade secret laws afford only limited protection. Further, we may not be able to effectively protect our intellectual property rights from misappropriation or other infringement in foreign countries where we have not applied for patent protections, and where effective patent, trademark, trade secret and other intellectual property laws may be unavailable, or may not protect our proprietary rights as fully as U.S. law.  We seek to secure, to the extent possible, comparable intellectual property protections in China and other areas in which we operate. Moreover, the level of protection afforded by patent and other laws in countries such as China may not be comparable to that afforded in the U.S.

Protecting our intellectual property is difficult especially after our employees or our third-party contractors end their employment or engagement. We may have employees leave us and go to work for competitors. Attempts may be made to copy or reverse-engineer aspects of our products or to obtain and use information that we regard as proprietary. Accordingly, we may not be able to prevent misappropriation of our technology or prevent others from developing similar technology.

We may be involved in intellectual property disputes in the future, which could divert management’s attention, cause us to incur significant costs and prevent us from selling or using the challenged technology.

Participants in the markets in which we sell our products have experienced litigation regarding patent and other intellectual property rights. Numerous patents in these industries are held by others, including our competitors. In addition, third parties may claim that we, or our products, operations or any products or technology we obtain from other parties are infringing their intellectual property rights; and we may be unaware of intellectual property rights of others that may cover some of our assets, technology and products.

Regardless of their merit, responding to such claims can be time consuming, divert management’s attention and resources and may cause us to incur significant expenses. While we believe that our products do not infringe in any material respect upon the intellectual property rights of other parties and/or believe that a meritorious defense would exist with respect to any assertions to the contrary, we cannot be certain that our products would not be found to infringe upon the rights of others. Intellectual property claims against us could invalidate our proprietary rights and force us to do one or more of the following:

•	obtain from a third party claiming infringement a license to sell or use the relevant technology, which may not be available on reasonable terms, or at all;

•	stop manufacturing, selling, incorporating or using our products that use the challenged intellectual property;

•	pay substantial monetary damages; or

•	expend significant resources to redesign the products that use the technology and to develop non-infringing technology.

Any of these actions could result in a substantial reduction in our revenue and could result in losses over an extended period of time.

If we fail to obtain the right to use the intellectual property rights of others which are necessary to operate our business, and to protect their intellectual property, our business and results of operations will be adversely affected.

In the past, we have licensed certain Terahertz technology for use in our products.  In the future, we may choose, or be required, to license technology or intellectual property from third parties in connection with the development of our products. We cannot assure you that third-party licenses will be available to us on commercially reasonable terms, if at all. Our competitors may be able to obtain licenses, or cross-license their technology, on better terms than we can, which could put us at a competitive disadvantage. Also, we typically enter into confidentiality agreements with such third parties in which we agree to protect and maintain their proprietary and confidential information, including requiring our employees to enter into agreements protecting such information. There can be no assurance that the confidentiality agreements will not be breached by any of our employees or that such third parties will not make claims that their proprietary information has been disclosed.

We face strong competition for skilled workers which could result in our inability to attract and retain necessary personnel.

Our success depends in large part on our ability to attract and retain highly qualified scientific, technical, management, and marketing personnel.  Competition for such personnel is intense and there can be no assurance that we will be able to attract and retain the personnel necessary for the development and operation of our business.

We may not be able to successfully integrate future acquisitions, which could result in our not achieving the expected benefits of the acquisition, the disruption of our business and an increase in our costs.

Our ability to continue to grow may depend upon identifying and successfully acquiring attractive companies, effectively integrating these companies, achieving cost efficiencies and managing these businesses as part of our company.

We may not be able to effectively integrate the acquired companies and successfully implement appropriate operational, financial and management systems and controls to achieve the benefits expected to result from these acquisitions. Our efforts to integrate these businesses could be affected by a number of factors beyond our control, such as regulatory developments, general economic conditions and increased competition. In addition, the process of integrating these businesses could cause the interruption of, or loss of momentum in, the activities of our existing business. The diversion of management’s attention and any delays or difficulties encountered in connection with the integration of these businesses could negatively impact our business and results of operations. Further, the benefits that we anticipate from these acquisitions may not develop.

Future acquisitions could require us to issue additional indebtedness or equity.

If we were to undertake a substantial acquisition for cash, the acquisition would likely need to be financed in part through bank borrowings or the issuance of public or private debt. This acquisition financing would likely increase our ratio of debt to equity and adversely affect other leverage criteria. Under our existing SVB Loan Agreement and PFG Loan Agreement, we are required to obtain consent prior to incurring additional indebtedness beyond a certain dollar amount.   We cannot assure you that the necessary acquisition financing would be available to us on acceptable terms if and when required. If we were to undertake an acquisition for equity, the acquisition may have a dilutive effect on the interests of the holders of our Common Stock.

We may be liable for damages based on product liability claims relating to defects in our products which might be brought against us directly, or against our customers in their end-use markets.  Such claims could result in a loss of customers in addition to substantial liability in damages.

Our products are complex and undergo quality testing as well as formal qualification, both by our customers and by us. However, defects may occur from time to time. Our customers’ testing procedures are limited to evaluating our products under likely and foreseeable failure scenarios and over varying amounts of time. For various reasons, such as the occurrence of performance problems that are unforeseeable in testing or that are detected only when products age or are operated under peak stress conditions, our products may fail to perform as expected long after customer acceptance. Failures could result from faulty components or design, problems in manufacturing or other unforeseen reasons. As a result, we could incur significant costs to repair or replace defective products under warranty, particularly when such failures occur in installed systems.  In addition, we may in certain circumstances honor warranty claims after the warranty has expired or for problems not covered by warranty in order to maintain customer relationships. Any significant product failure could result in lost future sales of the affected product and other products, as well as customer relations problems, litigation and damage to our reputation.

In addition, our products are typically embedded in, or deployed in conjunction with, our customers’ products, which incorporate a variety of components, modules and subsystems and may be expected to interoperate with modules produced by third parties. As a result, not all defects are immediately detectable, and, when problems occur, it may be difficult to identify the source of the problem. These problems may cause us to incur significant damages or warranty and repair costs, divert the attention of our engineering personnel from our product development efforts and cause significant customer relations problems or loss of customers, all of which would harm our business.

Furthermore, many of our products may provide critical performance attributes to our customers’ products that will be sold to end users who could potentially bring product liability suits in which we could be named as a defendant. The sale of these products involves the risk of product liability claims. If a person were to bring a product liability suit against one of our customers, this customer may attempt to seek contribution from us. A person may also bring a product liability claim directly against us. A successful product liability claim or series of claims against us in excess of our insurance coverage for payments, for which we are not otherwise indemnified, could have a material adverse effect on our financial condition or results of operations. We have acquired product liability coverage of up to $2 million.

Our current and planned systems, procedures and controls may not be adequate to support our future operations.

The laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the rules adopted or proposed by the SEC, will result in increased costs to us as we evaluate the implications of any new rules and respond to their requirements. New rules could make it more difficult or more costly for us to comply with regulatory requirements, including our reporting obligations under the Securities Exchange Act of 1934 (the “Exchange Act”), and obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  We cannot predict or estimate the amount of the additional costs we may incur or the timing of such costs to comply with any new rules and regulations, or if compliance can be achieved.

Additionally, in August 2012 the SEC adopted the conflict mineral rules under Section 1502 of the Dodd-Frank Act. The conflict mineral rules require issuers that manufacture products that contain certain minerals and metals (tantalum, tin, gold or tungsten), known as conflict minerals, to perform due diligence and to report annually to the SEC whether such minerals originated in the Democratic Republic of Congo or an adjoining country. The implementation of these new requirements could adversely affect the sourcing, availability and pricing of minerals we use in the manufacture of our products. In addition, we have incurred and will incur additional costs to comply with the disclosure requirements, including costs related to determining the source of any of the relevant minerals used in our products. We are currently analyzing the results of our conflict mineral due diligence process undertaken for the 2014 fiscal year, and intend to file a report, as required by the SEC, by June 2, 2014.

We are increasingly dependent on information technology systems and infrastructure.

We rely to a large extent on sophisticated information technology systems and infrastructure. The size and complexity of these systems make them potentially vulnerable to breakdown, malicious intrusion, and random attack. Likewise, confidentiality or data privacy breaches by employees or others with permitted access to our systems may pose a risk that trade secrets, personal information, or other sensitive data may be exposed to unauthorized persons or to the public. While we have invested in the protection of data and information technology, there can be no assurance that our efforts will prevent breakdowns or breaches in our systems that could adversely affect our business.

We may be unable to utilize our net operating loss carryforwards to reduce our income taxes, which could adversely affect our future financial results.

As of March 31, 2013, we had net operating loss, or NOL, carryforwards for U.S. federal and state tax purposes of $23.1 million and $5.5 million, respectively. As these net operating losses have not been utilized, a portion has begun to expire in the current year. The utilization of the NOL and tax credit carryforwards are subject to a substantial limitation imposed by Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, and similar state provisions. We recorded deferred tax assets, net of valuation allowance, for the NOL carryforwards currently available after considering any existing Section 382 limitation. If we incur an additional limitation under Section 382, then the NOL carryforwards, as disclosed, could be reduced by the impact of any future limitation that would result in existing NOL carryforwards and tax credit carryforwards expiring unutilized.

Risks Relating to Our Class A Common Stock

Our share price has been volatile in the past and may decline in the future.

Our Class A  Stock has experienced significant market price and volume fluctuations in the past and may experience significant market price and volume fluctuations in the future in response to factors such as the following, some of which are beyond our control:

•	quarterly variations in our operating results;

•	operating results that vary from the expectations of securities analysts and investors;

•	changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

•	announcements of technological innovations or new products by us or our competitors;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	changes in the status of our intellectual property rights;

•	announcements by third parties of significant claims or proceedings against us;

•	additions or departures of key personnel;

•	future sales of our Class A Stock or securities exercisable or convertible into shares of Class A Stock ;

•	stock market price and volume fluctuations; and

•	general economic conditions.

Stock markets often experience extreme price and volume fluctuations. Market fluctuations, as well as general political and economic conditions, such as a recession or interest rate or currency rate fluctuations or political events or hostilities in or surrounding the United States, could adversely affect the market price of our Class A  Stock .

In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management's attention and resources both of which could have a material adverse effect on our business and results of operations.

A limited public trading market may cause volatility in the price of our Class A Stock .

The quotation of our Class A Stock  on the NYSE MKT does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our Class A Stock is thus subject to this volatility. In particular, although over 31 million shares of the Company’s Class A Stock are outstanding, the average daily trading volume over the 12 month period ended March 31, 2014 was approximately 78,000, or less than 0.3% of the number of shares outstanding.  Consequently, sales of substantial amounts of Class A Stock , or the perception that such sales might occur, could adversely affect prevailing market prices of our Class A Stock  and our stock price may decline substantially in a short time and our stockholders could suffer losses or be unable to liquidate their holdings.

Future sales of our Class A Stock  in the public market could lower our stock price, and conversion of our warrants or stock options and any additional capital raised by us may dilute your ownership.

We may sell additional shares of Class A Stock in the future. In addition, holders of warrants or stock options may exercise their warrants or stock options to purchase shares of our Class A Stock. We cannot predict the size of future issuances of our Class A Stock or the effect, if any, that future issuances and sales of shares of our Class A Stock will have on the market price of our Class A Stock. Sales of substantial amounts of our Class A Stock, including shares issued in connection with the exercise of the warrants or stock options, or the perception that such sales could occur, may adversely affect prevailing market prices for our Class A Stock.

Shares eligible for public sale in the future could decrease the price of our Class A Stock and reduce our future ability to raise capital.

Future sales of substantial amounts of our Class A Stock in the public market could decrease the prevailing market price of our Class A Stock, which would have an adverse effect on our ability to raise equity capital in the future.

Our issuance of Preferred Stock could adversely affect holders of Class A Stock.

Our board of directors (the “Board”) is authorized to issue series of Preferred Stock without any action on the part of our holders of Class A Stock. Our Board also has the power, without stockholder approval, to set the terms of any such series of Preferred Stock that may be issued, including voting rights, dividend rights, and preferences over the Class A Stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue Preferred Stock in the future that has preference over the Class A Stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue Preferred Stock with voting rights that dilute the voting power of the Class A Stock, the rights of holders of the Class A Stock or the price of the Class A Stock could be adversely affected.

We do not intend to pay dividends and are precluded from doing so while our SVB and PFG Loan Agreements are outstanding.

We have never declared or paid any cash dividends on our Common Stock and we are currently precluded from doing so while the SVB and PFG Loan Agreements are outstanding. Even in the event the SVB and PFG Loan Agreements are terminated, we currently intend to retain future earnings, if any, to finance operations and expand our business and, therefore, do not expect to pay any dividends in the foreseeable future.

Provisions in our organizational documents and Delaware law may delay or prevent a third party from acquiring us, which could decrease the value of our stock.

Our Board has the authority to issue preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting and conversion rights, of those shares without any further vote or action by the stockholders. The issuance of our preferred stock could have the effect of making it more difficult for a third party to acquire us. In addition, we are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”), which could also have the effect of delaying or preventing our acquisition by a third party. Further, certain provisions of our Certificate of Incorporation and bylaws could delay or make more difficult a merger, tender offer or proxy contest, which could adversely affect the market price of our common stock, including:

•	not providing for cumulative voting in the election of directors;

•	limiting the persons who may call special meetings of stockholders; and

•	requiring advance notification of stockholder nominations and proposals.

These and other provisions in our amended and restated certificate of incorporation, our amended and restated bylaws and under Delaware law could discourage potential takeover attempts, reduce the price that investors might be willing to pay for shares of our common stock in the future and result in the market price being lower than it would be without these provisions.

Compliance with Regulation M may affect the marketability of our shares of Class A Stock.

During such time as we may be engaged in a distribution of the securities covered by this prospectus, we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our shares of Class A Stock.

USE OF PROCEEDS

Except as otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities we sell to reduce our indebtedness under the SVB Loan Agreements, the PFG Loan Agreement, the MEDC Loan Agreement, and/or the MSF Loan Agreement.  The interest rate as of March 31, 2014 and maturity date of each of our loan agreements is set forth in the table below:

	SVB Term Loan Agreement	SVB Revolving Loan Agreement	SVB Ex-Im Revolving Loan Agreement	PFG Loan Agreement	MSF and MEDC Loan Agreement
Interest Rate as of March 31, 2014	7.75%	7.25%	7.25%	11.75%	5.00%
Maturity Date	March 1, 2015	July 31, 2014	July 31, 2014	August 2016	November and December 2014

Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

PLAN OF DISTRIBUTION

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering, including the name or names of any underwriters, dealers or agents and the types and amounts of securities underwritten or purchased by each of them; the public offering price of the securities and the proceeds to us; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation; any discounts, commissions or concessions allowed or reallowed or paid to underwriters, agents or dealers; any securities exchange or market on which the securities may be listed; and any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions: at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise; at prices related to the prevailing market prices; or at negotiated prices.

Any Class A Stock sold pursuant to this prospectus and applicable prospectus supplement, will be approved for trading, upon notice of issuance, on the NYSE MKT or such other stock exchange that our securities are trading upon.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. Only underwriters that we have named in the prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

If we use dealers in the sale of securities, we may sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents will be involved. The terms of these sales will be described in the applicable prospectus supplement. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our securities.

In compliance with the guidelines of the Financial Services Regulatory Authority, Inc., or FINRA, the maximum compensation to be received by a FINRA member or independent broker-dealer may not exceed 8% of the offering proceeds. It is anticipated that the maximum compensation to be received in any particular offering of securities will be less than this amount.

DESCRIPTION OF CLASS A STOCK
General

Pursuant to our Certificate of Incorporation, we are currently authorized to issue 110,000,000 shares, consisting of 100,000,000 shares of Class A Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), of which 780,000 shares are designated as Class A Convertible Preferred Stock, par value $0.001 per share (“Class A Preferred Stock”), and of which 300,000 shares are designated as Series B Junior Participating Preferred Stock (“Series B Preferred Stock”). As of March 31 2014, (i) there were issued and outstanding an aggregate of 31,209,049 shares of Class A Stock; (ii) an additional 3,633,000 shares of Class A Stock were reserved for issuance in connection with (A) the exercise of options granted or available for grant under our various equity plans or (B) the exercise of warrants individually granted by the Board; and (iii) there were no shares of Class A Preferred Stock or shares of Series B Preferred Stock issued and outstanding.  All issued and outstanding shares of our Class A Stock are fully-paid and non-assessable.

We may sell from time to time, in one or more offerings, shares of Class A Stock up to a total dollar amount of $4,000,000; provided, however, pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. This prospectus contains only a summary of the Class A Stock we may offer.  The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and/or other offering material relating to such offering. You should read the applicable prospectus supplement relating to the securities being offered pursuant to this prospectus and any other offering materials that we may provide. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

The following summary of the terms of our Class A Stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our certificate of incorporation and our by-laws which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated by reference into this prospectus, as well as applicable provisions of the Delaware General Corporation Law (“DGCL”). You should carefully consider the actual provisions of our certificate of incorporation and bylaws as well as relevant portions of the DGCL.

Dividend Rights

Subject to preferences that may apply to shares of Preferred Stock outstanding at the time, the holders of outstanding shares of our Class A Stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our Board may determine.  We have never declared or paid any cash dividends on our Class A Stock and do not expect to pay any dividends in the foreseeable future.

Voting Rights

Each holder of Class A Stock is entitled to one vote for each share of Class A Stock held on all matters submitted to a vote of stockholders.  Cumulative voting for the election of directors is not provided for in our certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

No Preemptive or Similar Rights

Holders of our Class A Stock do not have preemptive rights, and our Class A Stock is not convertible or redeemable.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our Class A Stock, subject to the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of Preferred Stock.

Certain Anti-Takeover Matters

The provisions of Delaware law, our certificate of incorporation and our by-laws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Certificate of Incorporation and By-laws

Certain provisions of our certificate of incorporation and by-laws, including those providing for the issuance of Series B Preferred Stock pursuant to our rights plan that has now expired and those giving our Board the power to issue shares of Preferred Stock and to set the voting rights, preferences and other terms thereof, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the Board (including takeovers which certain stockholders may deem to be in their best interests).  To the extent takeover attempts are discouraged, temporary fluctuations in the market price of the Class A Stock, which may result from actual or rumored takeover attempts, may be inhibited.  These provisions could delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if such removal or assumption would be beneficial to our stockholders.  These provisions also could discourage or make more difficult a merger, tender offer or proxy contests, even if they could be favorable to the interests of stockholders, and could potentially depress the market price of the Class A Stock.  The Board believes that these provisions are appropriate to protect our interest and the interests of our stockholders.

Issuance of Rights.  In September 2002, we adopted a rights agreement, which was amended and restated on February 4, 2005 (as amended, the “Rights Agreement”), pursuant to which we distributed one preferred stock purchase right (each a “Preferred Stock Right”) as a dividend on each share of our Class A Stock that was outstanding on October 1, 2002, or that subsequently became outstanding following October 1, 2002 and prior to September 18, 2012 (the “Final Expiration Date”). Under the terms of the Rights Agreement, which expired on the Final Expiration Date, holders of Preferred Stock Rights other than anyone deemed to be an “Acquiring Person” were entitled to purchase at a price of $5.00, subject to adjustment to reflect stock splits, stock dividends or similar transactions (the “Exercise Price”), either (i) one one-hundredth of a share of our Series B Preferred Stock; or (ii) that number of shares of common stock of either the Company or its acquirer, as applicable, which at the time of such transaction would have a market value of two times the Exercise Price, in each case following the date a person became an Acquiring Person.  In general, an “Acquiring Person” was defined as an person or entity that either acquired beneficial ownership of 15% or more of the Company’s common stock, or announced his/her/or its intention to commence a tender or exchange offer that would result in the acquisition of such beneficial ownership, in each case pursuant to any action or  transactions or series of actions or transactions that were not approved by the Board before such person or entity otherwise became an acquiring person.

Because of the dilutive effect of the Preferred Stock Rights, the purpose and practical effect of the Rights Agreement was to delay, defer or discourage another party from acquiring control of the Company without the consent of the Board.  While the Rights Agreement expired in September 2012, our certificate of incorporation authorizes the Board to reinstate the same or a revised version of the Rights Agreement at any time.

Amendment of By-laws.  Our by-laws provide that the by-laws may be altered, amended, repealed or added to by an affirmative vote of the stockholders representing a majority of the whole capital stock entitled to vote at an annual meeting or a special meeting called for that purpose.  Our by-laws may also be altered, amended, repealed or added to by the affirmative vote taken at a regular or special meeting of the Board.

Issuance of Preferred Stock.  Under the terms of our certificate of incorporation, the Board is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue such shares of Preferred Stock in one or more series. Each such series of Preferred Stock shall have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the Board.  Among other things, the issuance of Preferred Stock could delay, defer or prevent changes in our control or management.

Meetings of Stockholders.  The by-laws provide that, subject to the rights of the holders of any series of stock having a preference over the Class A Stock as to dividends or upon liquidation, a special meeting of stockholders may only be called by a majority of the Board unless otherwise required by law.  Only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting, unless otherwise provided by law.  In addition, the by-laws set forth certain advance notice and informational requirements and time limitations on any director nomination or other business which a stockholder wishes to propose for consideration at an annual meeting of stockholders.

Indemnification of Officers and Directors.  We will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the DGCL, or Delaware law, regulating corporate takeovers.  In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

▪
either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder is approved by our Board before the date the interested stockholder attained that status;

▪
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participates do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

▪
on or after that date, the business combination is approved by our Board and authorized at a meeting of stockholders, and not by written consent, by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

▪	any merger or consolidation involving the corporation and the interested stockholder;

▪	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

▪	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

▪
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

▪	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or by-laws approved by its stockholders.  However, we have not opted out of this provision.  The statute could prohibit or delay mergers or other takeover or change in control attempts and accordingly, may discourage attempts to acquire us.

MISCELLANEOUS

Limitation of Liability and Indemnification Matters

Our certificate of incorporation limits, to the fullest extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director.   In particular, our certificate of incorporation contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his duty of loyalty to us or our stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware law or obtained an improper personal benefit.  This provision does not alter a director’s liability under the federal securities laws or affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

Delaware law provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which our directors and officers may be entitled to under our by-laws, any agreement, a vote of stockholders or otherwise. Our certificate of incorporation and by-laws eliminate the personal liability of directors to the maximum extent permitted by Delaware law.  In addition, our certificate of incorporation and by-laws provide that we may fully indemnify any person who is or was a party to or is threatened to be made a party to any threatened, pending or completed action, suit of proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was one of our directors, officers, employees or other agents, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Notwithstanding the preceding, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Listing

Our Class A Stock is listed on the NYSE MKT and trades under the symbol “API”.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Stock is Continental Stock Transfer & Trust Company.  They are located at 17 Battery Place, 8th Floor, New York, New York 10004.  They can be reached via telephone at 800-509-5586.

Legal Matters

Dornbush Schaeffer Strongin & Venaglia, LLP, New York, New York, will pass upon certain legal matters in connection with any offering of securities made by this prospectus, including the validity of the issuance of the shares being offered hereby.

Experts

The consolidated financial statements and schedule as of March 31, 2013 and 2012 and for the years then ended incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended March 31, 2013 have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any public offering document we file, including a copy of the registration statement on Form S-3 of which this prospectus is a part, without charge at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of all or any portion of these documents by writing the Public Reference Section and paying certain prescribed fees.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  Additionally, the SEC maintains an internet site that contains reports, proxies and information statements and other information regarding electronic filers such as the Company, and these documents are available to the public from the SEC’s web site at http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC.  This means that we are disclosing important information to you by referring to other documents.  The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained in this prospectus or by any information in a prospectus supplement accompanying this prospectus.  Information that we file later with the SEC under the Exchange Act will automatically update information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus.  The following documents, which were previously filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference in this prospectus, excluding any disclosures therein that are furnished and not filed:

▪	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2013 filed with the SEC on July 1, 2013;

▪	Our Definitive Proxy Statement on Schedule 14A for our 2013 Annual Meeting of Stockholders filed with the SEC on July 12, 2013;

▪
Our Quarterly Reports on Form 10-Q for the quarters ended June 28, 2013, September 27, 2013 and December 27, 2013, which were filed with the SEC on August 12, 2013, November 12, 2013 and February 10, 2014, respectively;

▪	Current Reports on Form 8-K filed with the SEC on August 26, 2013, November 12, 2013, January 28, 2014, January 30, 2014, February 10, 2014, March 7, 2014, and May 2, 2014; and

▪
The description of our Class A Stock contained in our Registration Statement on Form 8-A dated January 16, 1991 filed under the Exchange Act, including any amendments or reports filed for the purposes of updating such description.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this initial registration statement on Form S-3 of which this prospectus is a part and prior to the filing of a post-effective amendment to this registration statement which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents with the SEC. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. Nothing in this registration statement shall be deemed to incorporate by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC pursuant to applicable securities laws and regulations unless we expressly provide to the contrary that such documents or portions thereof is incorporated by reference herein.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

Advanced Photonix, Inc.
2925 Boardwalk
Ann Arbor, Michigan 48104
Attention: Secretary
(734) 864-5600.

You can also find these filings on our website at www.advancedphotonix.com. We are not incorporating the information on our website other than these filings into this prospectus.